UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Markel Group Inc.
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MARKEL GROUP INC.
Notice of Annual Meeting of Shareholders
To the Shareholders of Markel Group Inc.:
Notice is hereby given that the 2025 Annual Meeting of Shareholders of Markel Group Inc. (the Company) will be held at the University of Richmond’s Robins Center, 365 College Road, Richmond, Virginia on Wednesday, May 21, 2025, starting at 2:00 p.m. ET.
The purposes for which the meeting is being held are:
1.To elect the director nominees listed in the accompanying Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders;
2.To hold an advisory vote on approval of executive compensation;
3.To ratify the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the year ending December 31, 2025;
4.To vote on two shareholder proposals if properly presented at the meeting; and
5.To transact such other business as may properly come before the meeting.
This year, we are again taking advantage of the Securities and Exchange Commission rule allowing shareholders to receive proxy materials over the Internet. A notice of internet availability of proxy materials was mailed or emailed to most beneficial owners of our shares on or about April 3, 2025. Shareholders can request a paper or email copy of the proxy materials by following the instructions in the notice. In any case, it is important that your shares be represented and voted. Whether or not you expect to attend the meeting in person, you are requested to promptly vote and submit your proxy by phone, via the Internet, or, if you have received a paper copy of the proxy materials by mail, by signing, dating, and returning your proxy card in the envelope provided, on which no postage is needed if mailed in the United States.
A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2024 is being mailed with this Notice and the Proxy Statement to shareholders receiving paper copies.
You are cordially invited to attend the meeting. Directions to attend the in-person meeting may be obtained by writing Investor Relations, at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060 or by emailing IR@markel.com. If you plan to attend the meeting, we encourage you to register in advance, and to review the event and venue information made available, at www.MKLReunion.com.

By Order of the Board of Directors
Richard R. Grinnan Secretary
April 3, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2025
The Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders and the Company’s 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.mklgroup.com/proxymaterials.

MARKEL GROUP INC.
4521 Highwoods Parkway
Glen Allen, Virginia 23060

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2025

The accompanying proxy is solicited by the Board of Directors (the Board) of Markel Group Inc. (Markel Group, or the Company) for use at the 2025 Annual Meeting of Shareholders of the Company (the 2025 Annual Meeting) to be held May 21, 2025, or any adjournments of the meeting, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. A Notice of Internet Availability of Proxy Materials (the E-Proxy Notice), containing instructions on how to access this Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2024 (the Annual Report to Shareholders) online, was mailed or emailed to most of the Company’s shareholders on or about April 3, 2025. On or about that date, we also began mailing a full set of proxy materials to other shareholders, including those shareholders who had previously requested paper copies of our proxy materials.
If you received the E-Proxy Notice by mail, you will not automatically receive a paper copy of the proxy materials. Instead, the E-Proxy Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Annual Report to Shareholders. The E-Proxy Notice also instructs you how you may submit your proxy. If you would like to receive a paper or email copy of our proxy materials, including the Annual Report to Shareholders, you should follow the instructions for requesting those materials included in the E-Proxy Notice.
Record Date
The Board has fixed the close of business on March 13, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting and any adjournments thereof. Each holder of record of the Company’s common stock, no par value (the Common Stock), on the record date will be entitled to one vote for each share registered in the holder’s name with respect to each matter properly brought before the 2025 Annual Meeting. As of the close of business on the record date, 12,711,262 shares of Common Stock were outstanding and entitled to vote at the 2025 Annual Meeting. A majority of the outstanding shares of Common Stock on the record date constitutes a quorum for the 2025 Annual Meeting. Abstentions and shares held of record by a broker or its nominee that are voted on any matter at the 2025 Annual Meeting are counted in determining a quorum.
Solicitation
If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or personal interview by directors, officers and employees of the Company, none of whom will receive additional compensation for these services. The Company may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not plan to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.
Proxies
The shares represented by all properly executed proxies timely received by the Secretary of the Company will be voted as set forth in the proxy. Where no direction is given for a proposal on a timely received proxy, such proxy will be voted in the manner recommended by the Company for that proposal. Any proxy may be revoked at any time before the shares to which it relates are voted, either by written notice (which may be in the form of a substitute proxy bearing a later date delivered to the Secretary of the Company) or by attending the 2025 Annual Meeting and voting in person.

Householding
The Company has adopted the “householding” procedure approved by the Securities and Exchange Commission (SEC), which allows us to send one copy of the Proxy Statement, the Annual Report to Shareholders and/or the E-Proxy Notice to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
Votes Required
The following table summarizes the votes required to approve each proposal that will be voted on at the 2025 Annual Meeting, how votes will be counted for each proposal and the Board’s voting recommendation for each proposal:

Proposals	Voting Options	Votes Required[a]	Effect of Abstentions and Broker Non-Votes[b]	Broker Discretionary Voting Allowed	Board Recommendation
Election of directors	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast for each nominee	No effect	No	“FOR”
Advisory vote on approval of executive compensation	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	No	“FOR”
Ratification of selection of Company’s independent registered public accounting firm	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	Yes	“FOR”
Shareholder proposals	“FOR” “AGAINST” “ABSTAIN”	Majority of votes cast	No effect	No	“AGAINST”

[a]
A majority of votes cast means that the number of shares voted “FOR” a director nominee’s election or a proposal must exceed the number of shares voted “AGAINST” the director nominee’s election or the proposal. In an uncontested election, if an incumbent nominee does not receive a majority of votes cast for the election of such nominee, such nominee will continue to serve on the Board as a “holdover director” and will be required to submit a letter of resignation promptly to the Board for consideration. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, then the nominees receiving the most votes will be elected for the available positions.

[b]	Abstentions and broker non-votes will not be counted as votes cast “FOR” or “AGAINST” any of the proposals presented.

ELECTION OF DIRECTORS
Nominees
Eleven incumbent directors are nominated for election to the Board for a one-year term expiring at the 2026 Annual Meeting of Shareholders or until their respective successors are elected and qualified. The Board currently consists of twelve directors.
Anthony F. Markel is not standing for re-election at the 2025 Annual Meeting of Shareholders. Consequently, Mr. Anthony Markel will cease to be a director of the Company effective as of the adjournment of the 2025 Annual Meeting. The Board will not be nominating a director to stand for election as successor to Mr. Anthony Markel at the 2025 Annual Meeting. Rather, the Board has adopted and approved a reduction in the size of the Board by one and fixed the number of directors of the Company at eleven, effective as of the commencement of the 2025 Annual Meeting. As a result, no more than eleven directors can be elected at the 2025 Annual Meeting.

All of the Company’s current directors were elected by the shareholders at the 2024 Annual Meeting of Shareholders (the 2024 Annual Meeting), except for Jonathan E. Michael, who was appointed by the Board, effective as of March 15, 2025. All of the Company’s current directors, other than Mr. Michael, attended the 2024 Annual Meeting.
The 2025 Annual Meeting will be the first time that Mr. Michael will be standing for election by the Company’s shareholders as a director of the Company. The nomination of Mr. Michael was proposed to the Board’s Nominating/Corporate Governance Committee by a third-party search firm engaged by the Company.

Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the following table. All nominees are expected to attend the 2025 Annual Meeting, absent unusual circumstances.
The Board recommends a vote FOR the election of the nominees named below. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve for any reason (which is not now anticipated), the Board will name a substitute nominee, and the proxies will vote for that person.
The Board believes that each nominee possesses integrity; leadership and policy making experience; the communication and interpersonal skills necessary to function effectively as a member of a decision-making body; and the ability to act in the best interests of the shareholders in order to serve the Company. In addition, the nominees collectively bring to the Board a combination of business and financial expertise, community service, and diversity of experience and of background to equip the Board to deal with the range of issues it must address.

Mark M. Besca

Retired; Leader of Long-Term Value and Stakeholder Capitalism initiative, EY (formerly Ernst & Young, LLP), 2018 until June 2020. From 2012 to 2018, Mr. Besca served as Managing Partner of EY’s New York City office. From 2009 to 2011, he served as Northeast Managing Partner of EY’s Assurance and Advisory Business. In addition, from 1992 until his retirement, Mr. Besca served as lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. Mr. Besca is on the board of directors of Las Vegas Sands Corp (NYSE) and Clarus Corporation (NASDAQ). He also has held several civic positions, including Chairman Emeritus of the Pace University Board of Trustees (Chairman 2014 to 2021), Director of the Roundabout Theater Production Company and a David Rockefeller Fellow of the New York City Partnership. Mr. Besca brings over 40 years of skills and experience in professional services to the Board, including robust financial and accounting expertise relevant to the Company’s businesses.

Independent Director
Director Since: 2020
Age: 65

Lawrence A. Cunningham

Director, John L. Weinberg Center for Corporate Governance, University of Delaware since 2024; Special Counsel, Mayer Brown LLP from 2023 to 2024; and professor of corporate governance at George Washington University from 2005 to 2022. Mr. Cunningham has served on several public, private, and non-profit boards. He currently is Vice Chairman of the Board of Constellation Software, Inc. (Toronto Stock Exchange) and a Director of Kelly Partners Group (Australia Stock Exchange). Mr. Cunningham also is a Trustee of the Museum of American Finance; a member of the Editorial Board of Financial History; and a member of the Advisory Board for the Ben Graham Centre for Value Investing at Ivey Business School. Mr. Cunningham has written extensively on corporate affairs, including the best-selling book, The Essays of Warren Buffett. In 2018, he received the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD). Mr. Cunningham brings extensive expertise as an author, researcher, lawyer and public company director to the Board and is a recognized authority on corporate governance, corporate culture and value investing.

Independent Director
Director Since: 2023
Age: 62

Thomas S. Gayner

Chief Executive Officer of the Company since January 2023 and prior to that, Co-Chief Executive Officer since January 2016; President and Chief Investment Officer from May 2010 to December 2015; Director of the Company from 1998 to 2004; and Director, The Coca-Cola Company and Graham Holdings Company. Mr. Gayner also is a member of the Investment Advisory Committee of the Virginia Retirement System. In addition, Mr. Gayner served as a director of Cable One, Inc. from 2015 to 2023 and a director of Colfax Corporation from 2008 to 2022. Prior to joining the Company in 1990, Mr. Gayner was a certified public accountant at PricewaterhouseCoopers LLP and a Vice President of Davenport & Company of Virginia. Mr. Gayner brings executive management experience, comprehensive and in-depth understanding of the Company, and insight into the Company’s strategic investment opportunities to the Board.

Director Since: 2016
Age: 63

Greta J. Harris

President and CEO, Better Housing Coalition (BHC) since August 2013. In this role, Ms. Harris works in concert with the BHC’s board of directors to strengthen internal infrastructure, develop partnership opportunities, leverage financial resources and align with critical community priorities to position BHC to help thousands of modest income families by expanding its service-enriched affordable housing portfolio. From 1997 to July 2013, she served as a Senior Program Director and then Program Vice President at Local Initiatives Support Corporation (LISC), where she provided strategic and managerial support for economic development opportunities across LISC’s Southern and Midwestern regions. Ms. Harris serves on several regional and national boards, including Greater Washington Partnership, Housing Partnership Network, The Richmonder and the National NeighborWorks Association, and in 2021 was appointed as Co-Chair of the Virginia Redistricting Commission. As an experienced executive-level leader with a demonstrated history of working successfully in community development industries within national and local settings, Ms. Harris brings an additional set of talents and skills to the Board and valuable insight into important social and economic matters. Ms. Harris is a seasoned executive with experience in corporate strategy, talent management, government relations and community engagement, and her broad and diverse experience makes her a trusted advisor to business leaders and boards in matters of financial planning and investment and risk management.

Independent Director
Director Since: 2021
Age: 64

Morgan E. Housel

Partner, The Collaborative Fund (the Fund), August 2016 to present. In this role, Mr. Housel is responsible for internal investor communications and external research reports, as well engaging in fundraising, conducting due diligence, and serving as a board member for certain of the Fund’s portfolio companies. He is a frequent presenter, known for his strong financial acumen, knowledge of capital markets and unique perspectives on risk, investor psychology and business history. He is the author of the best-selling books The Psychology of Money and Same as Ever. Prior to joining the Fund, Mr. Housel was a columnist and senior analyst at The Motley Fool from 2007 to August 2016, and a columnist for The Wall Street Journal from 2014 to 2015. He also served on the board of several financial institutions including the Long-Term Stock Exchange and Camino Financial. Mr. Housel is a two-time winner of the Best in Business Award from the Society of American Business Editors and Writers and winner of the New York Times Sidney Award. His investment experience and core values that align with the Markel Style make him a valuable member of the Board.

Independent Director
Director Since: 2021
Age: 41

Diane Leopold

Executive Vice President and Chief Operating Officer, Dominion Energy, from October 2020 to present. Prior to this, Ms. Leopold was Co-Chief Operating Officer of Dominion Energy from December 2019 to September 2020, and President and Chief Executive Officer of Dominion Energy’s Gas Infrastructure Group from 2017 to 2019. Ms. Leopold served as President of Dominion Energy, Inc. from 2014 to 2016 and Senior Vice President of Dominion Energy Gas Transmission from 2012 to 2013. She has been Executive Vice President of Dominion Energy, Inc. from May 2018 to present. Prior to her more recent roles, Ms. Leopold served as an officer for eight years in various roles involving Business Development, Construction, Power Generation Operations, Financial Management and Business Planning and Market Analysis. Ms. Leopold is a past-chair of the American Gas Association and Interstate Natural Gas Association of America and serves on the Board of Trustees of GROW Capital Jobs Foundation, Jamestown-Yorktown Foundation, Nuclear Electric Insurance Limited, World Pediatrics and the Atlantic Council. Ms. Leopold’s leadership and management experience, including in the community in which the Company is headquartered, provide the Board with an in-depth understanding of the unique issues, opportunities and community relationships that the Company navigates.

Independent Director
Director Since: 2018
Age: 58

Steven A. Markel

Chairman of the Board of the Company since May 2020; Vice Chairman of the Company from 1992 to 2020. Mr. Markel has been employed by the Company since 1975 and was a member of its senior leadership team in 1986 when it went public, with a focus on finance and investments. He also has served as a director of other public companies (Union First Market Bankshares Corporation and S&K Famous Brands). Mr. Markel brings in-depth, intimate knowledge of the Company, its operations, its history and its challenges and opportunities to the Board. His knowledge of the Company’s financial operations and of the investment environment in which the Company operates contributes to the Board’s oversight and understanding of the Company’s financial position.

Director Since: 1978
Age: 76

Jonathan E. Michael

Retired; Chairman of RLI Corp. (RLI), a publicly traded specialty insurance company, May 2011 to May 2024; CEO of RLI from January 2001 to December 2021. Beginning in June 2024, Mr. Michael has been the interim President of Bradley University and has served on its Board of Trustees since 2016, most recently as Board Chair. He held various positions during his forty-year tenure at RLI, including President and Chief Operating Officer, Executive Vice President, and Chief Financial Officer. Prior to joining RLI, Mr. Michael was a certified public accountant with the accounting firm Coopers & Lybrand. Mr. Michael currently serves on the board of directors of SS&C Technologies Holdings, Inc. (Nasdaq) (2010 to present) and previously served as a director of RLI (1997 to 2024). Mr. Michael is a proven leader in the specialty insurance industry with extensive financial and operational expertise, following a 20+ year career as the CEO of RLI.

Independent Director
Director Since: 2025
Age: 71

Harold L. Morrison, Jr.

Retired; Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance of Chubb Insurance Company from 2016 to 2017. Mr. Morrison served as Executive Vice President of The Chubb Corporation, Chief Global Field Officer from 2008 to 2016. In 2011, he took on the additional role of Chief Administrative Officer, responsible for worldwide human resources and administrative services. Mr. Morrison joined Chubb in 1984 and, during the course of his career, held a number of managerial and leadership positions with increasing responsibility. He is a proven industry leader who brings deep global operational and underwriting experience to the Board.

Independent Director
Director Since: 2020
Age: 67

Michael O’Reilly

Retired; Chairman of the Board of Alterra Capital Holdings Limited (Alterra) from May 2010 to May 2013. Mr. O’Reilly served as the Chairman of the Board of Harbor Point Limited, a predecessor of Alterra, from March 2010 to May 2010 and was its Deputy Chairman from 2005 to 2010. From 2002 to 2008, he was Vice Chairman of The Chubb Corporation, as well as its Chief Financial Officer, having held various positions in the investment department of that company from 1969 until he assumed the position of Chief Investment Officer in 1986. Mr. O’Reilly has an advanced understanding of the insurance industry gained from his forty-year career at Chubb, one of the largest property and casualty insurance companies in the world, giving him the ability to provide oversight and recommendations on the Company’s insurance businesses.

Independent Director
Director Since: 2013
Age: 81

A. Lynne Puckett

Retired; Senior Vice President and General Counsel, Celanese Corporation, February 2019 to February 2024. In this role, Ms. Puckett supported Celanese’s CEO and Chairman and Board of Directors in all legal matters, including merger and acquisition opportunities and complex litigation. From 2010 to February 2019, Ms. Puckett was Senior Vice President, General Counsel and Secretary of Colfax Corporation. Prior to joining Colfax, Ms. Puckett was a partner at Hogan Lovells, a large international law firm, where she handled a broad range of corporate and transactional matters from 1999 to 2010. Ms. Puckett serves as a member of the Board of Trustees and the Executive Committee, and Chair of the Education Committee, of the American Shakespeare Center. She has also served on several other non-profit boards, including the University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center and the Center for Refugee and Disaster Response at the Johns Hopkins Bloomberg School of Public Health. She brings a wealth of global experience and expertise in several key business areas, as well as important perspectives, that are invaluable to the Board.

Independent Director
Director Since: 2020
Age: 63

Board Matrix
The following matrix provides self-identified information regarding the Company’s Board members and nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors and nominees that our Board believes are relevant to our businesses.
The matrix does not encompass all the knowledge, skills, experiences or attributes of our directors and nominees, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director or nominee does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors and nominees does not mean the director or nominee in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skills, experiences and attributes listed above may vary among the board members and nominees.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking shareholders to approve the following non-binding advisory resolution at the 2025 Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.
While this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, will take the outcome into account in considering future executive compensation arrangements.
The Board recommends a vote FOR the approval of the Company’s executive compensation.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP has been selected by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the current fiscal year, subject to ratification by the shareholders. KPMG LLP has served as the Company’s independent registered public accounting firm since 1980. Representatives of KPMG LLP are expected to be present at the 2025 Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. If the shareholders do not ratify the selection of KPMG LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.
The Board recommends a vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.
Aggregate Fees
The aggregate fees billed to the Company by KPMG LLP for 2024 and 2023 were $10,358,098 and $10,838,226, respectively. Further details are set forth below.
Audit Fees
The aggregate fees billed to the Company by KPMG LLP for audit services for 2024 and 2023 were $9,808,785 and $10,126,892,1 respectively.
Audit-Related Fees
The aggregate fees billed to the Company by KPMG LLP for audit-related services for 2024 and 2023, and not otherwise reported in the preceding paragraph, were $549,313 and $327,334,1 respectively. The fees for 2024 and 2023 were primarily for audits of employee benefit plans, registration statement filings, service organization control reports and other attestation services. Fees for 2024 also included comfort letter services in connection with the Company’s debt offering.
Tax Fees
No fees were billed to the Company by KPMG LLP for tax services for 2024 or 2023.
All Other Fees
The aggregate fees billed to the Company by KPMG LLP for all other services for 2023 were $384,000. The nature of the services provided was primarily for actuarial certifications and services. The actuarial certifications and services provided by KPMG LLP consist primarily of providing actuarial opinions and summaries to regulatory authorities after the Company has determined the amount of reserves to be recorded in the financial statements. No fees have been billed to the Company by KPMG LLP for all other services provided for 2024.
Pre-approval of Services
The Audit Committee pre-approves all audit services and permitted non-audit services to be performed by KPMG LLP. The Audit Committee has delegated authority for pre-approval between meetings to one or more of its members, provided any decision to grant pre-approval is presented to the full committee at its next scheduled meeting.

[1] Certain 2023 “Audit-Related Fees” were reclassified as “Audit Fees”.

SHAREHOLDER PROPOSAL — REPORT ON COMPANY GREENHOUSE GAS EMISSIONS

Green Century Capital Management (located at 114 State Street, Suite 200, Boston, MA 02109), beneficial owner of shares of the Company with a value in excess of $25,000 for at least one year as of December 3, 2024, intends to present the proposal set forth below at the 2025 Annual Meeting. The Company is not responsible for the content of the shareholder proposal.

Whereas: The Intergovernmental Panel on Climate Change advises that greenhouse gas (GHG) emissions must be halved by 2030 and reach net zero by 2050 to avoid the worst consequences of climate change. Each 1°C temperature rise costs global GDP 12% and further increases severe physical, transition, and systemic risks for companies and investors.[1]
The insurance industry faces heightened risks as climate change increases insured losses and reinsurance prices while decreasing insurable assets.[2] 2023 had the most billion-dollar climate disasters in one year,[3] and insurance companies can bear over a quarter of disaster costs.[4] Global insured losses from natural disasters reached $118 billion in 2023, well above 21st century averages, with 67% of insured losses occurring in the U.S.[5]
Markel is exposed to climate risk as a long-term investor and underwriter of fossil fuel projects poised to intensify climate change. In its 10-K, Markel acknowledges climate change “may result in insured losses that exceed our expectations, make it more difficult or expensive for us to obtain reinsurance at desired levels, or increase physical risks to... our operations.” Regarding its casualty risk exposure, Markel’s website states, “Now is the time for the industry to wake up and start creating tools to prepare for potential systemic and clash events associated with climate change.”[6]
Nevertheless, Markel neither discloses GHG emissions data nor publishes a sustainability report. Thus, Markel fails to align with its public statements, and investors are left uncertain about the extent to which Markel is exposed to the risks outlined in its 10-K and how, if at all, its business considers climate risks. Further, the company has not taken any action in response to a 2024 shareholder proposal requesting GHG emissions disclosures that received a 37.9% vote.
Peers including Travelers[7] and AIG[8] have begun disclosing emissions financed emissions in their sustainability reports, among others. Allianz,[9] Achmea,[10] NN Group,[11] and Swiss Re[12] also disclose insurance-associated emissions, including steps reduce them. Forthcoming regulations from the European Union and California require Markel to disclose GHG emissions and climate mitigation strategies.
RESOLVED: Shareholders request that Markel issue a report, at reasonable cost and omitting proprietary information, disclosing the GHG emissions from its underwriting, insuring, and investment activities that account for major sources of its total GHG footprint.
SUPPORTING STATEMENT: In preparing the report, proponents suggest, at management’s discretion:

•Considering GHG emissions disclosure guidance, including the GHG Protocol and Partnership for Carbon Accounting Financials' Global GHG Accounting and Reporting Standards for Insurance Associated Emissions;[13] and
•Reporting may be based on reasonable emissions estimates, prioritize disclosure for the largest GHG sources or sectors, be updated annually, and provide timelines for issuing or completing disclosures.

[1] https://www.weforum.org/agenda/2024/06/nature-climate-news-global-warming-hurricanes/
[2] https://www.mckinsey.com/industries/financial-services/our-insights/climate-change-and-p-and-c-insurance-the-threat-and-opportunity
[3] https://www.climate.gov/news-features/blogs/beyond-data/2023-historic-year-us-billion-dollar-weather-and-climate-disasters
[4] https://www.bloomberg.com/news/articles/2024-10-14/helene-milton-seen-costing-insurers-as-much-as-55-billion
[5] https://assets.aon.com/-/media/files/aon/reports/2024/climate-and-catastrophe-insights-report.pdf, 4, 32
[6] https://www.markel.com/insights-and-resources/insights/climate-change-risk
[7] https://sustainability.travelers.com/iw-documents/sustainability/Travelers_TCFDReport2023.pdf, 31
[8] https://www.aig.com/content/dam/aig/america-canada/us/documents/about-us/report/aig-sustainability-report-2023.pdf, 36
[9] https://www.allianz.com/content/dam/onemarketing/azcom/Allianz_com/sustainability/documents/Allianz_Group_Sustainability_Report_2023-web.pdf, 51
[10] https://www.achmea.nl/-/media/achmea/documenten/duurzaamheid/achmeanl_documenten_en/achmea-climate-transition-plan.pdf, 53
[11] https://www.nn-group.com/article-display-on-page-no-index/climate-action-plan-2023-update.htm, 39
[12] https://www.swissre.com/dam/jcr:52d75760-2c43-4d96-be2f-0514382ac51a/2023-sustainability-report-en.pdf, 108
[13] https://carbonaccountingfinancials.com/en/newsitem/pcaf-launches-the-global-ghg-accounting-and-reporting-standard-for-insurance-associated-emissions

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Over the course of several weeks in late 2024, management engaged with the proponent regarding the results of a similar proposal submitted to the Company’s shareholders in 2024, as well as the possibility that the proponent would submit a similar proposal to shareholders at the 2025 Annual Meeting. The Board has carefully considered this proposal and continues to believe that preparing and issuing a report disclosing the greenhouse gas emissions from the Company’s underwriting, insuring and investment activities that account for major sources of its total GHG footprint is not necessary or in the best interests of shareholders at this time for the reasons stated below:

•The Company’s business model appropriately considers and evaluates climate risks, and complying with the proposal’s request would be an unnecessary and inefficient use of Company resources. We confront climate change in the normal course of our business and consider climate risk as part of our ongoing underwriting activities. Climate risks related to our insurance operations are assessed and managed within our enterprise risk management program. To address the impacts of climate change, our insurance business works to identify, anticipate and address long-term risks and opportunities, including quantifying risks related to climate change and establishing an underwriting framework for management of this issue. Evaluating climate-related risks and opportunities is an important aspect of the underwriting and pricing of risks. In both our underwriting evaluation process and our underwriting strategies, we consider environmental factors, including weather trends and patterns, climate-related effects on weather perils, and other relevant risk variables. The Board believes that the proponent’s proposal would result in a competitive disadvantage to the Company.

While management is responsible for the day-to-day assessment, management and mitigation of climate risk, the Board is responsible for oversight of the Company’s risk management framework on an enterprise-wide basis, including the oversight of climate risks. Management regularly reports to the Board on risks. The Board believes that climate risks within the Company’s operations are being appropriately managed and monitored within the Company’s risk appetite. As a result, the Board believes that the proposal’s request would require an inadvisable use of significant management time and corporate resources that would not be in the best interests of shareholders.

•As a holding company, the Company’s culture and success depend on supporting, but not micromanaging, our numerous operating companies. Our businesses operate with a high degree of autonomy. Local management teams direct the day-to-day operations of their respective companies. We believe our business model allows managers to make decisions that are in the best interests of their employees and customers, as well as our shareholders. Consequently, the Board believes that climate and sustainability strategy, policies and programs should be addressed at the operating company level, with oversight by the Board.

•Measuring greenhouse gas emissions of the Company’s underwriting, insuring and investment activities in accordance with this proposal will be impractical, inaccurate and not an efficient use of shareholders’ investment in the Company. We do not believe we can accurately and reliably calculate the greenhouse gas emissions associated with our underwriting, insuring and investment activities in the manner described in the proposal. The Company underwrites and provides insurance and reinsurance worldwide for thousands of insureds from individuals and small businesses to Fortune 1000 companies. With respect to our large commercial clients, there is no agreed emissions data source, as many of our clients are not required to report their GHG emissions to government authorities and therefore may not have emissions data that they are willing and able to provide to us. There is also no way for us to accurately calculate the emissions associated with the social and economic activity of the thousands of individuals insured by us. In addition, our insurance-linked securities fund management operations provide insurance and investment management services for a broad range of investment products for insurance and reinsurance companies, government entities, banks, hedge funds, pension funds and institutional investors. The Company is not aware of any method by which we can accurately and reliably measure the GHG emissions of our insureds and the other customers/clients of our insurance operations. Similarly, we believe that reliable data necessary for the Company to accurately and reliably calculate the greenhouse gas emissions associated with the vast majority of our investment portfolio does not currently exist. As such, we do not believe that we can quantify which of our underwriting, insurance, and investment activities “account for major sources of [our] total GHG footprint” as the proposal suggests.

Any forced effort to require us to report GHG emissions at this time would require gross guesses and estimations that could expose us to significant disclosure liability risk or be so qualified and generalized as to be meaningless as an accurate or reliable measure.

•The Company complies with all current laws and regulations concerning climate disclosure that apply to it, including those of the Securities and Exchange Commission (SEC). The SEC in 2010 published interpretive guidance concerning disclosure of climate-related matters. The SEC stated that several elements of the regulatory disclosure framework may require disclosures relating to climate change, including disclosure of the material effects of compliance with laws and regulations, material pending legal proceedings, and material risk factors. See Commission Guidance Regarding Disclosure Related to Climate Change (February 8, 2010). The Company complies with these and other applicable regulations.

•The Company will comply with the SEC’s climate disclosure rules and the California Climate Accountability Package if and when required. The SEC recently adopted rules requiring public companies in the United States to disclose climate-related risks and certain greenhouse gas emissions data, which are intended to, among other things, promote consistency, comparability, and reliability of climate-related disclosures. Similarly, the state of California recently enacted the California Climate Accountability Package, which consists of the Climate Corporate Data Accountability Act and the Climate-Related Financial Risk Act. The California Climate Accountability Package (together, with the SEC’s climate disclosure rules, the “Federal and State Climate Rules”) aims to require U.S. companies that satisfy monetary thresholds and do business in California to publicly disclose their direct and indirect GHG emissions and climate-related financial risks. As of March 1, 2025, the Federal and State Climate Rules are subject to on-going litigation, with the SEC having issued a stay of its rules due to the litigation. Further, the California Climate Accountability Package is subject to further regulation to be published later this year.

We are reviewing the Federal and State Climate Rules and assessing their impact on the Company. We are also monitoring the outcome of the litigation on the Federal and State Climate Rules and the status and content of the regulations for the California Climate Accountability Package, and we will comply with them if and when required. The Board does not believe it is responsible for the Company, or in the best interests of our shareholders, to commit to the proponent’s requested actions, particularly considering the status and uncertainty of the Federal and State Climate Rules and the related litigation surrounding the rules. We believe focusing on compliance with the Federal and State Climate Rules, once and if applicable, will allow us to make informed and responsible decisions about the collection and disclosure of greenhouse gas emissions data, among other matters, as required by those rules. We also believe that prioritizing compliance with these requirements is appropriate to avoid unnecessary, duplicative or potentially inconsistent reporting, and to prioritize Company efforts and allocate management time and corporate resources most effectively.

For the reasons stated above, the Board recommends a vote AGAINST this proposal.
If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not provide a voting instruction on this proposal, your shares will be voted AGAINST this shareholder proposal.

SHAREHOLDER PROPOSAL — SIMPLE MAJORITY VOTE
Mr. John Chevedden (located at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278), beneficial owner of two shares of the Company with a value in excess of $2,000 for at least three years as of September 21, 2024, intends to present the proposal set forth below at the 2025 Annual Meeting. The Company is not responsible for the content of the shareholder proposal.
Proposal 5 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why Markel Group has not initiated this proposal topic on its own.

Please vote yes:
Simple Majority Vote — Proposal 5

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
The Board has considered this proposal and does not believe that amending the Company’s Amended and Restated Articles of Incorporation (the Articles of Incorporation) and Bylaws, as amended and restated (the Bylaws), to eliminate any provisions that require more than a simple majority vote is in the best interests of shareholders for the reasons stated below:

•Our governing documents have only a very limited number of provisions requiring supermajority voting by our shareholders. Our Articles of Incorporation and Bylaws only require a voting standard higher than simple majority for the following matters:

◦Our Articles of Incorporation require the affirmative vote of the holders of two-thirds of the outstanding Series A Preferred Shares in certain events where the economic rights of the Series A Preferred Shares would be materially impacted, such as through the non-payment of required dividends, authorization of shares senior to the Series A Preferred Shares, and the amendment of the Articles of Incorporation or the Bylaws that would materially and adversely affect the Series A Preferred Shares (the Series A Preferred Shares Supermajority Provisions); and

◦To remove a director from office, our Bylaws require a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which the director was elected (the Director Removal Voting Provision).

The Series A Preferred Shares Supermajority Provisions are limited exclusively to the terms of the Series A Preferred Shares that the Company issued to investors in a May 2020 offering that raised proceeds to the Company of $600 million (before expenses). The Series A Preferred Shares Supermajority Provisions are very limited and are intended to protect the investment interests of these preferred shareholders. Further, unlike our common shareholders, holders of Series A Preferred Shares are not entitled to vote on the vast majority of operational or governance matters regarding the Company, and we believe that the Series A Preferred Shares Supermajority Provisions are customary and necessary to induce investors to purchase preferred stock instruments.

Moreover, if the proposal is approved by common shareholders at the 2025 Annual Meeting, the Board believes that it would be unnecessary and a waste of corporate assets for the Board to consider amending the Articles of Incorporation to remove the Series A Preferred Shares Supermajority Provisions. Specifically, (i) our common shareholders cannot unilaterally amend the Articles of Incorporation to remove such voting provisions, as it requires two-thirds of the holders of the Series A Preferred Shares to agree to remove these provisions; and (ii) we have publicly disclosed that we may redeem all of the outstanding Series A Preferred Shares June 1, 2025, the first day we have the option to redeem such shares. Thereafter, we expect we will have no shares of preferred stock outstanding and the Series A Preferred Shares Supermajority Provisions will no longer be operable.

In addition, while the Director Removal Voting Provision does require a voting standard that is higher than a “simple majority,” the provision contains the closest voting standard allowed under Virginia law. As such, the Board believes the Director Removal Voting Provision is compliant with the proposal’s request to use the “closest standard to a [simple majority]. . . consistent with applicable laws.” Therefore, the Board does not believe this proposal calls for the amendment of this provision.

•The Company has strong corporate governance practices. We have strong corporate governance practices. At no point in any of the many discussions with our shareholders have any shareholders indicated the voting requirements in the Articles of Incorporation or Bylaws were a concern. It was not until September 2024, when a single shareholder, Mr. Chevedden, who holds just two shares, submitted this proposal that we were asked to change the Articles of Incorporation or the Bylaws.

We actively engage with shareholders and listen and respond to their requests. We inform and educate our investors and ensure that there is a two-way communication channel between shareholders and our Board. We have a strong reputation for an extensive and continuous shareholder outreach program in which we routinely seek out and meet with large percentages of our shareholders seeking their input on a wide variety of topics, including our corporate governance practices.

Moreover, the Board is firmly committed to effective corporate governance that promotes accountability and has adopted a broad range of practices and procedures that promote effective Board oversight. These practices and procedures include the following:

◦A majority voting standard for uncontested director elections
◦Our adoption of proxy access, which permits eligible shareholders owning at least 3% of the Company’s outstanding common stock for at least three years to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board
◦Board committees entirely composed of independent directors
◦Board and committee oversight of risk exposures
◦9 of 11 director nominees are independent
◦Separate Chief Executive Officer (CEO) and Board Chair positions, and a Lead Independent Director
◦Directors have complete access to management
◦Annual election of all directors
◦Significant director and executive stock ownership guidelines
◦Regular engagement with shareholders

•This proposal is vague and could be interpreted to suggest that the Company should take additional actions beyond those necessary or in line with market practice to eliminate the last remaining supermajority voting requirements in our governing documents. The proposal, which requests that the Board take “each step necessary” to replace the supermajority voting requirements “in” the Articles of Incorporation or Bylaws, lacks clarity as to which voting provisions the proponent seeks to address. Since there are no provisions actually “in” the Articles of Incorporation or Bylaws other than the Series A Preferred Shares Supermajority Provisions that impose a supermajority voting requirement, neither our shareholders nor the Board can determine with any level of certainty what actions the proposal would require if adopted. Moreover, the Board does not believe that indiscriminate elimination of all supermajority voting requirements and the imposition of a blanket “majority of votes cast” or “simple majority in compliance with applicable laws” standard, without regard for how such a voting requirement would apply to each provision it impacts, or how that, in turn, would impact the Company’s shareholders, would be in the best interests of our shareholders.

•The limited default voting provisions under Virginia law are appropriate. The proposal also refers to “voting requirements in [the Company’s] charter and bylaws” that are “implicit due to default to state law.” The Code of Virginia provides for approval by two-thirds of a Virginia corporation’s shareholders by default under extremely limited circumstances for certain fundamental matters, such as:

◦Dissolution of the corporation,
◦Approval of certain mergers or share exchanges,
◦Amendments to the corporation’s articles of incorporation,
◦Approval of certain dispositions of the corporation’s assets,
◦Approval of redomestication into a foreign jurisdiction,
◦Approval of a plan of conversion, and
◦Approval of affiliated transactions.

The Board believes the limited actions that require supermajority approval by our shareholders help to preserve and maximize long-term value for all shareholders, particularly minority shareholders, against the potentially self-interested actions of one or more large shareholders, and ensure that certain significant, fundamental corporate changes only occur with broad shareholder consensus. Supermajority voting requirements on certain fundamental corporate matters, such as those described above, help to protect shareholders against self-interested and potentially abusive actions proposed by one or a few large shareholders, who may seek to advance their interests over the interests of the majority of the Company’s shareholders.

•The existing provisions benefit our shareholders. Under a simple majority voting standard, a small group of shareholders would have the power to approve actions that would significantly alter our governance, including enacting fundamental changes to our corporate governance structure or operations that could negatively impact the interests of all shareholders. This means a small group of shareholders could act in their own self-interests and possibly to the detriment of our other shareholders. Because supermajority provisions give holders of less than a majority of the outstanding shares the ability to defeat a proposed fundamental change, they generally have the effect of giving minority shareholders a greater voice in a corporation’s corporate governance. For example, if the proposal were implemented as proposed and only 50.1% of the shares then outstanding were voted at a shareholders’ meeting, holders of just 25.1% of our outstanding shares could approve significant corporate changes, such as a merger, that could negatively impact the interests of the rest of our shareholders.

The Board believes that fundamental changes to corporate governance should have the support of a broad consensus of our shareholders rather than a simple majority. The limited default voting provisions under Virginia law are intentionally narrowly tailored to specify that a supermajority vote standard would apply only to the limited areas described above. The Board also believes that the default voting provisions requiring supermajority vote requirements protect shareholders against potentially self-interested actions of short-term investors, who are not subject to the same fiduciary duties as the Board. Without these provisions, it could be possible for a group of short-term shareholders to make significant changes to our Company that may not be in the long-term best interests of us or our shareholders.

•The Board believes the proponent’s supporting statement contains misleading statements and omits material information. The Board believes that three of the statements in the proponent’s supporting statement are misleading and omit material information.

◦“Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.” The Board believes this statement is inaccurate and misleading because the supermajority voting requirements under Virginia law are designed to protect minority shareholders to ensure broader consensus on significant corporate actions. The limited nature of the Virginia law supermajority provisions and Series A Preferred Shares Supermajority Provisions further alleviate the proponent’s concern regarding a “status quo management.” As noted above, supermajority voting provisions are only applicable to us for certain key matters that we believe should require a broad consensus of our shareholders, and we are firmly committed to effective corporate governance practices.

◦“Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to ‘What Matters in Corporate Governance’ by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.” The Board believes that the proposal uses a dated paper in a misleading way that omits important information. The article referenced in the proponent’s supporting statement considered supermajority requirements on only two topics, mergers and charter amendments — finding abnormal returns with such features. However, Bebchuk and Cohen updated this paper in 2013, and reported that such abnormal returns disappeared in a later data set (though attributing this difference to people “gradually learning to appreciate the difference between firms scoring well and poorly on the governance indices.”).1 Finally, a more recent study has challenged the reliability of the initial findings due to “alarming” errors in the original coding of the study, including inaccuracies on whether companies had supermajority voting.2

◦“Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance.” The Board believes this statement contains two fundamental flaws. First, the idea of “excellent” corporate governance is contested. While some advocate for “best practices,” the Board believes that what is “best” or “excellent” is context dependent. Second, the Board believes there is significant debate about the existence, size, and persistence of any governance-related premium.

For the reasons stated above, the Board recommends a vote AGAINST this proposal.
If you sign and return your proxy (if voting by mail) or submit your proxy (if voting through the Internet or by telephone), but you do not provide a voting instruction on this proposal, your shares will be voted AGAINST this shareholder proposal.

[1] See Bebchuk et al., Learning and the Disappearing Association Between Governance and Returns, Journal of Financial Economics (2014).
[2] See Jens Frankenreiter et al., Cleaning Corporate Governance, 170 U. Pa. L. Rev. 1 (2021).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and footnotes set forth information with respect to beneficial ownership of Common Stock of the Company as of March 13, 2025, except as otherwise noted, by: (i) each director or director nominee; (ii) each person named in the Summary Compensation Table; (iii) each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (iv) all directors, director nominees and executive officers of the Company as a group (17 persons). For purposes of this table, “beneficial ownership” includes, as required by applicable regulations, shares over which a person has, or shares, voting or investment power. Except as otherwise indicated, each person named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. In addition, except as otherwise indicated, the address for each person named below is c/o Markel Group Inc., 4521 Highwoods Parkway, Glen Allen, Virginia, 23060.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Direct Ownership[a]	Other Ownership	Total Beneficial Ownership	Percent	Restricted Stock Units[b]
Mark M. Besca	964	—	964	*	—
Lawrence A. Cunningham	743	—	743	*	—
Thomas S. Gayner	20,807	5,240[c]	26,047	*	31,488[d]
Greta J. Harris	634	—	634	*	—
Morgan E. Housel	723	—	723	*	—
Diane Leopold	1,939	500[e]	2,439	*	—
Anthony F. Markel	15,000	58,663[f]	73,663	*	—
Steven A. Markel	62,668	31,150[g]	93,818	*	—
Jonathan E. Michael	27[h]	—	27	*	—
Harold L. Morrison, Jr.	885	—	885	*	—
Michael O’Reilly	3,587	—	3,587	*	—
A. Lynne Puckett	647	960[i]	1,607	*	—
Michael R. Heaton	1,858	156[j]	2,014	*	2,980
Jeremy A. Noble	865	241[k]	1,106	*	4,779[l]
Richard R. Grinnan	1,784	108[m]	1,892	*	1,817
Brian J. Costanzo	306	216[n]	522	*	664
All directors, director nominees and executive officers as a group	114,009	97,427[o]	211,436	1.66%	43,094[p]
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355[q]	1,191,714	—	1,191,714	9.38%	—
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001[r]	762,961	—	762,961	6.00%	—
________________________________

*	Less than 1% of class.

a
Includes the following shares of Common Stock subject to pledges: (i) 15,000 shares pledged by Anthony F. Markel as collateral for loan(s); (ii) 40,000 shares pledged by Steven A. Markel as collateral for loan(s); and (iii) 13,422 shares pledged by Mr. Gayner for a margin account.

b
Restricted Stock Units (RSUs) represent the right to receive unrestricted shares of Common Stock upon the lapse of restrictions, at which point the holders will have sole investment and voting power. RSUs that will not vest and be delivered to the holder within 60 days of the date of the table are not considered beneficially owned for purposes of the table and are therefore not included in the Total Beneficial Ownership column because the holders are not entitled to voting rights or investment control until that occurs. Where noted, this column also includes RSUs that have vested but receipt of shares has been deferred.

c
Includes 447 shares held as trustee for the benefit of Mr. Gayner’s spouse and 2,000 shares held by Mr. Gayner’s spouse, in each case as to which beneficial ownership is disclaimed. Includes 2,794 shares indirectly held by Mr. Gayner in the Company’s 401(k) plan (based on plan balance as of December 31, 2024).

d	Of the number shown, 21,761 RSUs have vested, but receipt of the shares has been deferred.

e	Includes 500 shares held by Ms. Leopold’s spouse, as to which beneficial ownership is disclaimed.

f
Includes: (i) 35,671 shares held in Grantor Retained Annuity Trusts for which Mr. Markel is trustee and partial beneficiary; (ii) 6,220 shares held as trustee under trusts for the benefit of Mr. Markel and his children; and (iii) 2,443 shares held in trusts for his children and their descendants for which Mr. Markel is a trustee and partial beneficiary. Mr. Markel disclaims beneficial ownership of these shares except with respect to his interests in the trusts. Also includes 10,059 shares held as a trustee for the benefit of Mr. Markel’s children and 4,270 shares held by Mr. Markel’s spouse, in each case, as to which beneficial ownership is disclaimed.

g
Includes: (i) 15,000 shares held by Mr. Markel’s spouse, as to which beneficial ownership is disclaimed; (ii) 2,059 shares indirectly held by Mr. Markel in the Company’s 401(k) plan (based on plan balance as of December 31, 2024); and (iii) 14,091 shares held by The Steven & Katherine Markel Foundation, as to which Mr. Markel and his spouse share sole voting and dispositive power.

h
Restricted shares received by Mr. Michael in connection with his appointment to the Board effective March 15, 2025. Also includes an estimated 12 shares Mr. Michael will acquire on April 15, 2025 under the 2020 Stock Purchase Plan pursuant to his election to receive his $18,333 pro-rated retainer fee in the form of Common Shares (based on the closing price of a share of Common Stock on March 13, 2025 (the record date for the Annual Meeting)). See Compensation of Non-employee Directors regarding Mr. Michael’s pro-rated retainer fee.

i	Includes 960 shares held in trust for which Ms. Puckett and her spouse are co-trustees and beneficiaries.

j	Shares indirectly held by Mr. Heaton in the Company’s 401(k) plan (based on plan balance as of December 31, 2024).

k	Shares indirectly held by Mr. Noble in the Company’s 401(k) plan (based on plan balance as of December 31, 2024).

l
Includes: (i) 2,980 RSUs that will vest upon Mr. Noble’s separation from the Company on April 13, 2025 (Mr. Noble has elected to defer receipt of 2,297 of the shares, and delivery of 683 of the shares will be delayed for six months in accordance with Internal Revenue Code Section 409A, from these RSUs); (ii) an estimated 756 shares that Mr. Noble is entitled to receive under his employment agreement upon his separation from the Company on April 13, 2025 (based on the closing price of a share of Common Stock on March 13, 2025 (the record date for the Annual Meeting)); and (iii) 1,043 RSUs that have vested, but receipt of the shares has been deferred. See Executive Compensation and Potential Payments Upon Termination or Change in Control regarding Mr. Noble’s separation from the Company.

m	Shares indirectly held by Mr. Grinnan in the Company’s 401(k) plan (based on plan balance as of December 31, 2024).

n	Shares indirectly held by Mr. Costanzo in the Company’s 401(k) plan (based on plan balance as of December 31, 2024).

o	Includes an aggregate 5,767 shares indirectly held by employee directors and executive officers in the Company’s 401(k) plan (based on plan balance as of December 31, 2024).

p	Of the number shown, 22,804 RSUs have vested, but receipt of the shares has been deferred.

q
Based on a Schedule 13G/A dated February 13, 2024 (which has not been amended). Of the total shares, The Vanguard Group has shared voting power with respect to 8,993 shares, sole dispositive power with respect to 1,162,523 shares and shared dispositive power with respect to 29,191 shares.

r
Based on a Schedule 13G dated January 29, 2024 (which has not been amended). Of the total shares, BlackRock, Inc. has sole voting power with respect to 699,842 shares and sole dispositive power with respect to 762,961 shares.

Policy on Hedging and Pledging of Company Stock
The Board has adopted a hedging and pledging policy applicable to the Company’s executive officers and directors. The policy:
•prohibits any executive officer or director from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted by the Company as part of the compensation of the executive officer or director or (ii) held, directly or indirectly, by the executive officer or director;
•prohibits any individual executive officer or employee director from entering into one or more pledge transactions covering shares of the Company’s equity securities in excess of 0.75% of the Company’s outstanding equity securities of that kind;
•prohibits any non-employee director from entering into any pledge transactions covering shares of the Company’s equity securities;
•stipulates that shares of the Company’s equity securities received as compensation by executive officers and directors may not be pledged; and
•stipulates that any shares pledged in violation of the policy will not be considered “owned” for purposes of the Company’s stock ownership guidelines.
Compliance with the policy is reviewed by the Nominating/Corporate Governance Committee on an annual basis. In February 2025, the Committee conducted a review of the policy and of the number of shares pledged by the Company’s executive officers and directors, the number of the Company’s outstanding shares and the Company’s 30-day average daily trading volume. The Committee acknowledged that, as descendants of Sam Markel, who in the 1930s formed the company that Anthony F. Markel and Steven A. Markel would later take public in 1986, it is not surprising that a significant portion of their net worth is held in the form of shares of the Company’s Common Stock. It is also not surprising that Mr. Gayner, as the Company’s CEO, similarly holds a significant portion of his net worth in shares of the Company’s Common Stock. Pledging has enabled them to unlock a portion of the value of their stock without having to sell it. Within the constraints set forth in the policy, the Committee affirmed its support of this approach. The Committee reviewed the outstanding pledge balances, if any, of each of the Company’s executive officers and directors and confirmed the adequacy of and compliance with the policy.
Policies on Insider Trading

Markel Group has adopted insider trading policies and procedures governing transactions in the Company’s securities by Markel Group, the Markel Group directors and Section 16 officers, and the employees of Markel Group and its Insurance operations. Copies of those policies and procedures have been filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Markel Ventures companies receive and follow the Markel Group Code of Conduct, which requires compliance with, among other things, securities laws and regulations that prohibit trading in Markel Group securities when in possession of material non-public information or disclosing the same to third parties.

CORPORATE GOVERNANCE
Board Committees; Meetings; Guidelines and Charters; Director Independence
Committees; Committee Membership
The Company has standing Audit, Compensation and Nominating/Corporate Governance Committees of the Board. The following table reflects the current membership and the chair of these committees:

	Audit	Compensation	Nominating/Corporate Governance
Mark M. Besca	Chair
Lawrence A. Cunningham			Chair
Greta J. Harris			Member
Morgan E. Housel			Member
Diane Leopold		Chair
Harold L. Morrison, Jr.	Member	Member
Michael O’Reilly	Member		Member
A. Lynne Puckett		Member
Meetings and Attendance
In 2024, the Board and its committees held the following number of meetings:

Board/Committee	Number of Meetings
Board	5
Audit Committee	6
Compensation Committee	4
Nominating/Corporate Governance Committee	4
In 2024, each current director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board (during the period for which the director served as a director) and (ii) the total number of meetings held by all committees of the Board on which the director served (during the period(s) that the director served).
Corporate Governance Guidelines and Committee Charters
The Board has adopted Corporate Governance Guidelines and written charters for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Current copies of the Guidelines and the written charters for each of these committees are available to security holders on the Company’s website, ir.mklgroup.com/investor-relations/governance.
Director Independence Determinations
The Board has determined that, of the current directors, Messrs. Besca, Cunningham, Housel, Michael, Morrison and O’Reilly and Mses. Harris, Leopold and Puckett are each “independent” of management under the categorical standards for determining independence adopted by the Nominating/Corporate Governance Committee. These categorical standards incorporate applicable independence rules of the New York Stock Exchange (NYSE). The Board also has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, respectively, meets applicable NYSE independence standards for service on those committees. In addition, each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3(b)(3) under the Exchange Act. No additional factors were identified that would impair any Compensation Committee member’s ability to make independent judgments about the compensation of the Company’s executive officers.

Under the categorical standards adopted by the Nominating/Corporate Governance Committee, a director is considered independent without further Board determination if the director meets NYSE standards, unless:
•The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment.
•The director has received, or has an immediate family member who has received, during any 12-month period within the past three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
•The director is a current partner or employee of a firm that is the Company’s internal or external auditor; the director has an immediate family member who is a current partner of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.
•The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
•The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.
•The director or an immediate family member is a current executive officer of a tax-exempt organization that has received contributions from the Company in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such tax-exempt organization’s consolidated gross revenues.
For these purposes, “Company” includes Markel Group Inc. and any of its consolidated subsidiaries; and “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.
In 2024, through the 2024 Annual Meeting, K. Bruce Connell served as a non-employee director and a member of the Audit and Compensation Committees. The Board had determined that, during this period of service, Mr. Connell (i) was “independent” of management under applicable NYSE rules, (ii) met the additional NYSE standards applicable to his service on the Audit and Compensation Committees, and (iii) was a “non-employee director” for purposes of Rule 16b-3(b)(3) under the Exchange Act.
Board Leadership Structure and Risk Oversight
Steven A. Markel has served as Chairman of the Board since May 2020.
Effective January 1, 2023, Mr. Gayner was appointed by the Board as sole CEO of the Company and, with approval from the Board, assumed the functions, duties and responsibilities of the Company’s sole principal executive officer, after serving as Co-Chief Executive Officer of the Company since 2016 and co-principal executive officer since 2018. As CEO and a member of the Board, Mr. Gayner manages the day-to-day operations of the Company and formulates and implements the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the other members of the Board.
The Company’s Corporate Governance Guidelines provide that continued Board membership of a former CEO of the Company is a matter to be decided in each individual instance, and that when a CEO resigns from that position, the CEO should offer to resign from the Board at that time.
The Corporate Governance Guidelines also provide for the designation of a Lead Independent Director by the Company’s non-employee directors. The Lead Independent Director presides at meetings of the non-employee directors and is responsible for communicating to the Chairman of the Board regarding the meetings. Mr. O’Reilly has served as Lead Independent Director since May 2021.

The Board and the Audit Committee are principally responsible for monitoring risk management by the Company. Management regularly reports to the Board and the Audit Committee on litigation risks, underwriting risks, operating risks, reserving issues, investment risks, cybersecurity risks, reinsurance and catastrophe risk management. Management also has established an enterprise risk management committee which periodically reports on its activities to the Board or the Audit Committee. In addition, management reviews with the Compensation Committee the design of the Company’s incentive compensation programs to assist in evaluating whether the programs might encourage the taking of excessive or unnecessary risks in order to earn incentive compensation.
The Board conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
Executive Sessions
The non-employee directors (all of whom are independent) meet in executive session without management at each regularly scheduled Board meeting and at such other times as the non-employee directors deem appropriate.
Communications with Directors
Any security holder or other interested party wishing to communicate with the Board as a whole, the non-employee directors or an individual director should write to “Board of Directors,” “Non-Employee Directors” or the individual director in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. Communications from security holders or other interested parties addressed in this fashion will be sent directly to the Board, the non-employee directors or the individual director, as applicable.
Compensation of Non-employee Directors
The following table sets forth compensation for the Company’s non-employee directors for 2024:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Mark M. Besca	$110,000	$164,806	$26,042	$300,848
Lawrence A. Cunningham	$110,000	$164,806	$26,238	$301,044
Greta J. Harris	$110,000	$164,806	$15,000	$289,806
Morgan E. Housel	$110,000	$164,806	$27,222	$302,028
Diane Leopold	$110,000	$164,806	$22,722	$297,528
Jonathan E. Michael[a]	$18,333	$27,719	$1,833[b]	$46,052
Harold L. Morrison, Jr.	$110,000	$164,806	$18,611	$293,417
Michael O. Reilly	$140,000	$164,806	$30,556	$335,362
A. Lynne Puckett	$110,000	$164,806	$27,222	$302,028

[a] Mr. Michael became a non-employee director effective as of March 15, 2025 and received pro-rated compensation during 2025 for the period from his appointment through the 2025 Annual Meeting.
[b] See the table below under the heading “All Other Compensation” for a description of Mr. Michael’s All Other Compensation.
Annual Retainer Fee
Upon election to the Board, each non-employee director is paid an annual retainer fee of $110,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders). The Lead Independent Director, Mr. O’Reilly, also receives an additional annual retainer fee of $30,000. The retainer fee is paid in cash, except to the extent the director chooses to receive the fee in the form of shares of the Company’s Common Stock. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings.

In 2024, non-employee directors were eligible to participate, up to the total amount of the retainer fees received by the director, in the Non-Qualified Component of the 2020 Stock Purchase Plan (as defined below under “Employee Stock Purchase Plan”). Under the Non-Qualified Component, non-employee directors have the ability to purchase the Company’s Common Stock at a 10% discount. In 2024, Messrs. Besca, Cunningham, Housel and O’Reilly and Mses. Leopold and Puckett elected to receive their entire retainer fees, and Mr. Morrison elected to receive half of his retainer fee, in the form of shares of the Company’s Common Stock purchased under the 2020 Stock Purchase Plan.
Annual Restricted Stock Award
Upon election to the Board, each non-employee director also receives an annual grant of restricted stock valued at approximately $165,000 (or a pro-rated portion thereof if elected to the Board after the annual meeting of shareholders), calculated based on the fair market value of the Company’s Common Stock on the grant date and rounded up or down to the nearest whole share.
All Other Compensation
The “All Other Compensation” column in the table above includes:

Name	Discount Received for Fees Paid in Shares[a]	Matching Gifts[b]	Total All Other Compensation
Mark M. Besca	$12,222	$13,820	$26,042
Lawrence A. Cunningham	$12,222	$14,016	$26,238
Greta J. Harris	—	$15,000	$15,000
Morgan E. Housel	$12,222	$15,000	$27,222
Diane Leopold	$12,222	$10,500	$22,722
Jonathan E. Michael	$1,833[c]	—	$1,833
Harold L. Morrison, Jr.	$6,111	$12,500	$18,611
Michael O. Reilly	$15,556	$15,000	$30,556
A. Lynne Puckett	$12,222	$15,000	$27,222

a
The amounts in this column represent the discount received by non-employee directors who elected to receive all or a portion of their retainer fees for 2024 in the form of shares of the Company’s Common Stock purchased under the 2020 Stock Purchase Plan as described above under “Annual Retainer Fee.”

b
The amounts in this column represent the charitable contributions made by the Company that matched contributions made by non-employee directors in 2024 (up to $15,000). See “Summary Compensation Table” for the amounts of charitable contributions made by the Company to match contributions made by Thomas S. Gayner in 2024, and “Certain Transactions” for the amounts of charitable contributions made by the Company to match contributions made by Anthony F. Markel and Steven A. Markel, respectively, in 2024.

c	Mr. Michael elected to receive his $18,333 retainer fee in shares of the Company’s Common Stock, which will be purchased on April 15, 2025 at a 10% discount under the 2020 Stock Purchase Plan.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management and has extended that philosophy to its Board by adopting stock ownership guidelines for non-employee directors. The guidelines require non-employee directors to acquire and maintain ownership of Common Stock with a value at least equal to five times the annual cash retainer paid. Following an increase in the ownership requirement due to an increase in the annual cash retainer paid, the non-employee directors have five years to comply with the additional ownership expected to be held due to the annual cash retainer increasing. All shares acquired under the 2020 Stock Purchase Plan count toward ownership requirements along with any restricted stock granted but not vested. Purchased shares are valued at the higher of cost to the director or market. All current non-employee directors meet the guideline requirements, except for Mr. Michael. However, recently elected non-employee directors, including Mr. Michael, are expected to reach the required minimum levels of ownership within five years of their initial election to the Board.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and the performance of the Company’s internal audit function. In addition, the Committee provides an avenue for communication between the internal auditors, the independent auditors, financial management and the Board. The Committee meets in executive session at each of its regularly scheduled meetings, meeting privately with the independent auditors, key members of management and the Head of Internal Audit. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Board has determined that all members of the Audit Committee are financially literate, and that Messrs. Besca and O’Reilly are “audit committee financial experts” as defined by Item 407(d) of Regulation S-K under the Exchange Act. In making these determinations, the Board considered, among other things, the experience described under “Election of Directors” above and other relevant experience as summarized below:
Mr. Besca — As a senior executive of EY, he has thirty years’ experience serving as a lead and senior advisory audit partner of Fortune 500 companies in the Media and Entertainment, Consumer Products and Airline industries. He brings a broad array of skills and expertise to the Committee from his many years of advising major corporations across a number of industries.
Mr. Morrison — He has over thirty years of combined insurance, administrative and financial experience. Mr. Morrison served as Senior Vice President, Chubb Group, and Division President, Field Operations, North America Insurance of Chubb Insurance Company, after previously serving in several other senior executive management positions at Chubb. He is a proven industry leader, who brings deep global operational and underwriting experience to the Committee.
Mr. O’Reilly — He served as Chief Financial Officer of Chubb Corporation for six years after having previously served as Chief Investment Officer. Mr. O’Reilly’s combination of insurance and financial experience is a valuable asset to the Committee.
Compensation Committee
The Compensation Committee is appointed by the Board to, among other things: (i) review and approve corporate goals and objectives relevant to compensation for the Company’s executive officers; (ii) review and evaluate the performance of the CEO and the Company’s other executive officers in light of such goals and objectives and, based on these evaluations, determine and approve their annual and long-term compensation; (iii) administer the Company’s incentive stock plans; and (iv) review and approve, or recommend to the full Board, executive incentive compensation plans and equity-based plans in which the Company’s executive officers and members of the Board are eligible to participate. The Committee also discusses succession planning regarding the CEO, the Company’s other executive officers, and certain specified key executives of the Company’s operating companies, and periodically reports its views on succession to the full Board, giving due consideration to succession in the event of an emergency or unanticipated retirement of any of these employees. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Compensation Committee has full authority over compensation of the executive officers of the Company. This authority is not delegated to any other person.
The Committee annually reviews and, if appropriate, resets the compensation of the Company’s executive officers taking into account, among other factors, level of experience, individual areas of responsibility, the Company’s operating performance, and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries. The Committee considers recommendations from senior management in the course of its review.
In 2024, senior management engaged an outside compensation consultant, Compensation Advisory Partners LLC (CAP), to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations regarding executive compensation that are consistent with the Company’s objectives. CAP reported directly to senior management and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board. For additional information regarding senior management’s engagement with CAP, see “Compensation Setting Process” below.
For 2024, the aggregate fees paid to CAP for its advice and recommendations on the amount and form of executive compensation was $85,435.
The Committee has authority to retain, appoint, compensate and oversee the work of compensation advisers and require the Company to provide reasonable compensation to such advisers as determined by the Committee. Neither the Committee nor the Board has retained compensation consultants to assist it in determining the amount or form of compensation for executive officers or directors. When applicable, the Committee will conduct independence assessments of compensation advisers who provide advice to the Committee in accordance with the independence factors established by the NYSE, as then in effect.
The Committee also reviews and assesses the compensation paid to non-employee members of the Board and recommends to the Board any changes the Committee believes are appropriate, considering recommendations of management in consultation with CAP.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is appointed by the Board to: (i) identify individuals qualified to become Board members; (ii) assist the Board in reviewing the independence, skills and characteristics of Board members, as well as the size, composition and leadership structure of the Board and its Committees; (iii) recommend to the Board the director nominees for the next annual meeting of shareholders and to fill any vacancies on the Board; (iv) recommend to the Board nominees for each committee of the Board; and (v) oversee the governance of the Company, including recommending to the Board a set of corporate governance guidelines for the Company.
While the Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. The Committee seeks a mix of skills and experience on the part of Board members that will maximize the Board’s effectiveness. Among attributes the Committee takes into account are: integrity; leadership and policy making experience; business and financial expertise; government or community service; diversity of experience, background and perspectives; and the ability to act in the best interests of all shareholders. None of the attributes is given any particular weight in selecting a candidate. The Committee does not have a policy with respect to director diversity, but considers diversity, in its broadest sense, in selecting candidates who have a mix of experiences, backgrounds and perspectives that will enhance the quality of the Board’s interactions and decisions. The Committee also seeks to have candidates with a diversity of backgrounds, perspectives and experience that complement the backgrounds, perspectives and experience of others on the Board. Director candidates should be committed to representing the long-term interests of all of the shareholders and should not have any interests that conflict with service with the Company. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Committee conducts an annual self-evaluation and has determined that both its processes and the performance of its functions were appropriate.
The Committee will consider candidates recommended by shareholders for consideration as directors on the same basis it evaluates other candidates. Any shareholder wishing to recommend a candidate for consideration should write to the Chair of the Nominating/Corporate Governance Committee in care of the Company Secretary at 4521 Highwoods Parkway, Glen Allen, Virginia, 23060. See “Shareholder Proposals” below for requirements that must be met for including a director nominee in the Company’s proxy materials for the 2026 Annual Meeting of Shareholders or for nominating a director at the 2026 Annual Meeting of Shareholders.
Code of Conduct
The Board has adopted a Code of Conduct that is applicable to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Company has posted the Code of Conduct on its website, ir.mklgroup.com/investor-relations/governance. The Company intends to satisfy applicable disclosure requirements regarding an amendment to, or waiver from, a provision of the Code of Conduct that applies to the Company’s principal executive, financial and accounting officers, by posting such information on its website, ir.mklgroup.com/investor-relations/governance.
Review of Transactions with Related Persons
The Board has adopted a written Related Party Transactions Policy pursuant to which the Nominating/Corporate Governance Committee is responsible for conducting a reasonable prior review of all related party transactions for potential conflicts of interest. The Committee must prohibit a transaction if it determines the transaction to be inconsistent with the interests of the Company and its shareholders. Under the policy, a related party transaction is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.
In addition to the Related Party Transaction Policy, executive officers and directors must also comply with the Company’s Code of Conduct. Under the Code of Conduct, executive officers and directors should avoid actual or apparent conflicts of interest, and any potential conflict of interest or waiver that involves an executive officer or director must be approved by the Board or the Nominating/Corporate Governance Committee.

Certain Transactions
Anthony F. Markel and Steven A. Markel are directors and employees of the Company and first cousins. In 2024, total compensation for them as employees was approximately $313,500 and $314,118, respectively. They did not receive any compensation for their service as directors of the Company. The Company also made charitable contributions in the amounts of $15,000 each to match contributions made by Mr. Anthony Markel and Mr. Steven Markel in 2024.
Mr. Connell, who served as a non-employee director of the Company until May 2024, continues to serve as a non-executive director of a Company subsidiary. He was re-appointed to that board in December 2024 for a term expiring December 31, 2025. For this Company subsidiary board service, (i) total compensation to Mr. Connell in 2024 was $100,000 and (ii) total compensation to Mr. Connell in 2025 is expected to be $100,000.
Andrew G. Crowley, the Company’s President, Markel Ventures, is the son of F. Michael Crowley, a former Vice Chairman of the Company, who was party to a consulting arrangement with the Company. The consulting arrangement ran from January 1, 2019 through December 31, 2024. In 2024, total compensation to Mr. F. Michael Crowley was $150,000.
Corporate Responsibility
The Markel Style
Markel Group Inc. is a diverse financial holding corporation serving a variety of niche markets. At Markel Group, our culture is our greatest asset and is defined by the Markel Style, a timeless statement of our values and mission that is woven into our corporate DNA. The Markel Style provides a roadmap as we strive to build an enduring organization. Within this roadmap are principles on how we interact with our stakeholders. We seek to know our customers’ needs and to provide our customers with quality products and services. We provide an atmosphere in which people can reach their personal potential and work in a spirit of teamwork. We pledge to our shareholders we will build the financial value of their company. We respect our suppliers, and we have a commitment to our communities. The Markel Style was written in 1986 and remains our guidepost today.
Key within the Markel Style is the encouragement to look for a better way to do things, to challenge management. We also seek spontaneity and flexibility and a respect for authority, but disdain for bureaucracy. Our diverse financial holding company is managed in a way to accomplish these principles. Each of our businesses operates with a high degree of autonomy so long as they operate within the principles of the Markel Style. This allows our managers to make decisions that are best for their employees, customers, and communities, as well as our shareholders.
Insurance
We illustrate in further detail in the paragraphs below a variety of the ways in which Markel, our insurance business, underwrites specialty insurance products consistent with the Markel Style.
Our people
As a specialty insurer focusing on hard to place and unique risks, Markel’s greatest asset is its people. We seek to attract, retain, and develop the best talent to fuel our people-powered culture and provide world class solutions for matching risk and capital to our customers. This requires us to have a robust system for performance management and leadership development across our global operations. Our performance management framework includes an annual embedded review process that enables goal setting, development planning and performance assessment. Markel has also established global leadership development programs for our leaders ranging from our emerging leaders to our executive management team, partnering with leading business schools to develop leadership and business capabilities that ensure our business thrives and culture lives on.

With the Markel Style as our foundation, we have identified four pillars of focus that relate to today’s challenges and opportunities — diversity and inclusion, community, innovation, well-being, and recognition. This program is both company and employee led — collectively, we want to bring the values of the Markel Style to life with our actions, not just our words. Our intent is to create an environment where employees are able to authentically bring their true selves to work, a place where all ideas are heard and diverse perspectives are valued, a culture that prioritizes innovation, the ability to make a difference for our local communities and the wider world, and a foundation for holding ourselves accountable for our own well-being and of those around us.
Employee health and overall well-being is also a key priority, and we provide a range of employee and eligible partner plans and programs, including health and voluntary benefits, within our insurance operations. These offerings include a variety of financial protection programs to help our employees meet their unique investment and savings needs including life insurance, retirement savings with company contributions in most situations and an employee stock purchase plan. Comprehensive employee assistance programs are available in all our major markets along with other well-being and fitness resources, including an employee led Global Wellbeing Network.
We rely on our employees’ ideas and input to help make Markel a great place to work. For example, senior leadership conducts regular employee communications meetings along with question-and-answer sessions across Markel providing opportunities for employees to share their ideas on how we can improve employee engagement. In addition, every two years we conduct a major, global employee engagement survey within our insurance operations, which in early 2024 garnered 92% participation, and which enables us to identify, focus on and track progress against key engagement drivers and external norms for high performing companies. This survey has generated additional ideas for employee engagement; and we have made substantial changes and improvements in our human capital practices based on this feedback. Plans are underway to conduct an employee engagement survey in early 2025. Additionally, Markel conducts regular pulse and employee net promoter score surveys on a departmental level across the organization throughout the year.
We are committed to embracing all aspects of diversity, including diversity of perspective, which we believe is crucial to sustainable success. Markel accordingly supports and encourages focused efforts to continue to build the diversity of our employee population and the inclusiveness of our culture. Our diversity and inclusion efforts seek to cultivate an inclusive environment in which every employee feels valued, respected and accepted. We believe this environment helps us increase creativity and innovation, foster business connections, serve our customers and maintain our market leadership.
Markel supports a range of employee-led networks and resource groups. All of these networks and organizations have put in place goals and programming that are focused on education and development, community engagement, talent acquisition and networking/support. In addition, we continue our global sponsorship of Dive-In, the insurance industry’s annual diversity and inclusion festival.
Our communities and environment
On the Corporate responsibility section of the Markel website, you will find information about our continued commitment to the communities where our employees and customers live and work. Together with our employees, Markel has a strong tradition of supporting community-based, national, and international organizations whose missions align with the Markel Style. In 2024, Markel supported over 1,000 organizations across the globe through employee and company giving. Markel donations were made to more than 245 different non-profits worldwide. The Markel matching gift program saw a 6% increase in employee participation. This program matches employee contributions 3 to 1, up to $4,500, in most instances. Additionally, Markel has a Volunteer Time Off program that allows employees time off to do volunteer service in the community. In 2024, employees logged over 4,000 volunteer hours through either Markel’s Dollars for Doers segment of the Matching Gifts program or paid Volunteer Time Off programs. Also, in 2024, Markel continued the Sam Markel Days of Service to honor the philanthropic legacy of founder Sam Markel. Throughout the month of April, employees across the globe volunteered for dozens of events in communities around the world, providing over a thousand volunteer service hours for their local communities.
At Markel, we evaluate both the risks and opportunities related to the impact of the environment on our underwriting and insurance-linked securities activities. To address the impacts of climate change, our insurance business works to identify, anticipate and address long-term risks and opportunities, including quantifying risks related to climate change and establishing an underwriting framework for management of this issue. As part of our underwriting model, which follows a principles-based approach, we work with a number of brokers and insureds to help achieve the transition to a lower-carbon energy economy. As an example, for more than a decade, we have been underwriting insurance for renewable energy providers in a number of our product lines, including Casualty and Commercial Directors & Officers, insuring green and/or sustainable risks and working to develop new products to support the growth of their industry. We also support our clients through Nephila, our insurance-linked securities operations. Among other things, Nephila’s climate focused division has developed solutions to reduce the financial impacts from climate volatility and facilitated renewable projects aimed at progressing energy transition through innovative risk transfer products.

Our information security and data protection governance
Markel recognizes the utmost importance of a strong information security and data protection program to protect the confidentiality, integrity, and availability of data that we own and hold. Within our insurance operations,1 the Markel information security and data protection program is led by a Chief Information Security Officer (CISO) who supervises a team of information security and data protection professionals across the globe. Markel’s global information security program leverages the Cybersecurity Framework from the National Institutes of Standards and Technology as well as industry best practices. Markel is also able to map to both ISO (International Organization for Standardization) and BSI (British Standards Institution) among other cybersecurity standards. In partnership with our legal department, the global data protection program provides privacy notices to customers, employees, and other stakeholders regarding how Markel safeguards and uses personal information. Both programs are designed to comply with applicable laws and regulations.
In order to maintain a strong program, Markel uses a variety of controls and technology tools designed to identify, detect, prevent, respond to and recover from security threats. Markel regularly tests aspects of our internal security, and we conduct security risk interviews and assessments on third parties with whom we do business, depending on the nature of the relationship. The Company undergoes regular security audits. The CISO participates as part of the Company’s Enterprise Risk Management group where information security risks and mitigation strategies are discussed. The CISO also updates the Board on information security matters. Markel participates in the Financial Services Information Sharing and Analysis Center to share information about the latest cyber threats and preparedness measures. Markel also shares threat intelligence information with other partners. Markel has an Incident Response Plan, as well as a Crisis Management Plan, that covers cyber events. An internal team engages in tabletop exercises several times per year in order to enhance preparedness for such situations.
Over the last three years, Markel has not experienced any material information security breaches. Therefore, net expenses, penalties and settlements incurred from information security breaches have been insignificant relative to total revenue. Markel believes that information security and data protection risks are the responsibility of all employees, and our Code of Conduct specifically requires employees to maintain the confidentiality of information. Markel has a mandatory training program covering all information security and data protection disciplines. In addition, Markel distributes annually to all insurance operation employees policies on acceptable use and enterprise information security. Contractors are required to provide certain representations and certifications relating to information security.
Markel Group Corporate Governance
At Markel Group, we continued to build on our strong governance practices in 2024. Three (or 25%) of our current directors identify as female and two (or 17%) identify as Black or African American. See “Election of Directors,” including under “Board Matrix,” “Security Ownership of Certain Beneficial Owners and Management” and “Corporate Governance” above for additional information related to our current directors and corporate governance practices.

For More Information
For more information about Markel Group’s commitments to corporate responsibility, please visit the Corporate Responsibility section on our website at www.mklgroup.com/corporate-responsibility. For more information about Markel Group’s information security and data protection program, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

[1] Markel Group Inc. is a diverse financial holding company and its Markel Ventures, State National and Nephila Holdings businesses are independently managed with respect to their information security and privacy programs.

COMMITTEE REPORTS
Report of the Audit Committee
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee also has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and has discussed KPMG’s independence with KPMG. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by KPMG is compatible with maintaining independence and has discussed with KPMG its independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The Audit Committee performs the oversight role assigned to it by the Board in its charter. Management, under the oversight of the Audit Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures as well as the establishment and maintenance of programs and controls designed to prevent, deter and detect fraud, all designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for expressing an opinion about whether the financial statements that have been prepared by management with the oversight of the Audit Committee are presented fairly, in all material respects, in conformity with generally accepted accounting principles in the United States (U.S. GAAP). The independent registered public accounting firm is also responsible for expressing an opinion about whether the Company maintained, in all material respects, effective internal control over financial reporting based on established criteria. The applicable established criteria are those in the Internal Control — Integrated Framework (2013) issued by COSO (the Committee of Sponsoring Organizations of the Treadway Commission). These audits are conducted in accordance with the professional standards of the Public Company Accounting Oversight Board. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Members of the Audit Committee
Mark M. Besca, Chair,
Harold L. Morrison, Jr. and Michael O’Reilly
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based upon this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Members of the Compensation Committee
Diane Leopold, Chair, Harold L. Morrison, Jr.
and A. Lynne Puckett

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s business model builds shareholder value over the long term by generating (i) earnings from our insurance operations, including underwriting profits, (ii) investment returns from our fixed income and equity portfolios, and (iii) earnings from our ownership interests in a diverse portfolio of businesses that operate in a variety of industries. The Company’s objective is for its employees, including the Company’s executive officers, to earn market competitive base salaries and benefits and have the opportunity to earn significant incentives based on short and long-term performance. The Company also places a strong emphasis on equity ownership, with the expectation that this results in employees thinking and managing the business like owners.
Compensation Philosophy
The Company’s current compensation philosophy is informed by our management philosophy, supplemented by on-going review of developments and trends in executive compensation practices and design. The Markel Style, a spirit of innovation, excellence, and teamwork, is the foundation of our way of working. Our compensation framework and its intended purpose is based on the following principles and objectives:
•Long-Term Perspective: Our overriding perspective is a long-term one, and correspondingly we believe in using performance metrics based over a multi-year period to incent long-term decision making and the creation of shareholder value.
•Ownership Mentality: We believe granting performance-based incentive compensation in the form of Restricted Stock Units (RSUs) to senior leaders including all executive officers using multi-year performance metrics aligns their interests with those of our shareholders. We also expect executive officers to amass and maintain a meaningful amount of stock ownership in the Company.
•Pay for Performance: Our compensation programs are designed to incent and reward superior performance. Payouts under the various programs vary with performance against annual Company goals, individual objectives and long-term metrics. We believe that performance-based incentive compensation should comprise the vast majority of executive officer target compensation. Significant differentiation of reward based on performance levels is strongly encouraged across the Company.
•Industry Competitive: Total rewards must be competitive in the markets where we compete for talent to attract, motivate, reward and retain high quality individuals at all levels. Compensation should fairly reflect an employee’s level of responsibility, authority and contribution.
•Global standards: In support of the global nature of our business, our compensation frameworks and programs are designed to provide alignment and integration across the geographies in which we operate.
The following discussion summarizes our executive compensation setting process and examines each of the key elements of compensation, how they are determined, and how they fit within the overall compensation structure.
Compensation Setting Process
The Compensation Committee annually reviews and, if appropriate, resets the compensation of the Company’s executive officers. The Compensation Committee has not retained a compensation consultant to assist it in determining appropriate compensation levels and has not engaged in any formal benchmarking processes. The Committee has instead relied on the general knowledge, experience, and good judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company, as well as information available to the members of the Compensation Committee from sources both within and outside the Company, including data, analysis and recommendations presented by senior management in consultation with an outside compensation consultant engaged by senior management. In addition, the Compensation Committee considers, among other factors: level of experience; individual areas of responsibility; the Company’s operating performance; and total compensation opportunities relative to compensation opportunities of other members of management of the Company and its subsidiaries.
For 2024, senior management engaged CAP as a compensation consultant to management to provide current market research and analyses against which executive compensation programs and proposals could be evaluated. Senior management worked with CAP to make recommendations to the Compensation Committee regarding executive compensation that are consistent with the Company’s objectives. CAP shared market data with senior management, and, in turn, senior management presented data, analysis and recommendations to the Compensation Committee for review and consideration. CAP did not engage directly with the Compensation Committee or the Board.

Each year, management provides the Compensation Committee with updated market information for each executive officer’s compensation. The market information is based on a peer group, which is discussed further below. The peer group data, including data drawn from proxy statement disclosures for named executive officers and survey data for other executives, is used to create percentile comparisons for each executive’s base salary, total cash compensation (base salary plus annual cash incentives) and total direct compensation (base salary plus annual cash incentives plus all long-term incentive awards). The Compensation Committee considers this peer group information as part of its assessment of any proposed adjustments to executive compensation.
With input and recommendations from CAP, senior management identified a peer group of 16 companies for use in connection with developing recommendations for the Compensation Committee for compensation practices, design and pay levels for 2024. This peer group, set forth below, was presented to the Compensation Committee.

American Financial Grp.	Fidelity National Financial
Aon	Hartford Financial Services
Arch Capital Group	Illinois Tool Works
Chubb Ltd.	KKR & Co.
Danaher Corp.	Loews Corp.
Dover Corp.	Marsh & McLennan
Everest Re Grp.	The Carlyle Group
Fairfax Financial Holdings	W. R. Berkley Corp.
Factors considered in determining this peer group included:
•Balancing the peer group with an appropriate mix of property and casualty (P&C), multi-line insurance, reinsurance, and multi-sector holding companies;
•Including broader market multi-industry companies (i.e., conglomerates/holding companies, capital allocators); and
•Identifying companies with similar business mix and model, as well as revenues and market capitalization within an appropriate range.
Peer group data is only one of many factors the Compensation Committee considers in determining executive compensation. Neither senior management, nor the Compensation Committee, targets a specific percentile for any element of compensation or for total compensation, nor does senior management, or the Compensation Committee, target any particular mix of base salary, annual cash incentive compensation, and long-term equity incentive compensation. Where relevant, survey data will supplement the peer group data, for example survey data for S&P 500 companies comparable in size and geographic characteristics to the Company. Management occasionally provides the Compensation Committee with additional relevant market information, such as emerging compensation trends or the type and prevalence of incentive metrics.
Base Salary and Benefits
In general, base salary levels for our executive officers are set by the Compensation Committee at levels believed to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation structure.
The named executive officers, as identified under “Executive Compensation” below, are Thomas S. Gayner, CEO; Michael R. Heaton, Executive Vice President and Chief Operating Officer; Jeremy A. Noble, President, Insurance; Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary; and Brian J. Costanzo, Chief Financial Officer.
In recognition of the value of their contributions and the importance of fairly and appropriately incenting them, as well as consideration of salary in comparison to the peer group, the Compensation Committee approved, with effect for 2024, base salary increases for Messrs. Gayner, Heaton, Noble and Grinnan, as follows:

			Annual Base Salary As of December 31, 2024
Name	Effective Date	Salary Increases
Thomas S. Gayner	2/19/2024	$50,000	$1,100,000
Michael R. Heaton	2/19/2024	$40,000	$815,000
Jeremy A. Noble	2/19/2024	$40,000	$815,000
Richard R. Grinnan	2/19/2024	$20,000	$620,000

The Company offers a competitive package of employee retirement and welfare benefits, in which executive officers participate on the same basis as other salaried employees. The Company’s Retirement Savings Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986 (the Code). Each of the named executive officers participated in the plan in 2024 and received the maximum Company contribution under the plan of $31,050 for the year. Other than the Deferral Plan described below, there is no supplemental benefit plan for executive officers with respect to the Retirement Savings Plan or any employee welfare plan.
Deferral Plan
The Markel Group Inc. Voluntary Deferral Plan (the Deferral Plan), which was adopted by the Board upon the recommendation of the Compensation Committee, is an unfunded, non-qualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees of the Company, including the Company’s named executive officers. Below is a brief description of the terms and conditions of the Deferral Plan.

The Deferral Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Deferral Plan permits each participant to defer up to 30% of base salary and up to 75% of any annual cash award and performance-based cash compensation, which amounts would be credited to an account established for the participant under the Deferral Plan. The amounts credited to a participant’s account will always be fully vested.
Amounts credited to a participant’s account will be indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Deferral Plan. Each participant’s account will be adjusted to reflect gains and losses based on the performance of the selected investment alternatives. A participant may elect to receive distributions from the Deferral Plan: (1) upon separation from service, in a lump sum or annually through installment payments over three, four, or five years; (2) when a participant reaches a certain age, in a lump sum or annually through installment payments over five, ten, or fifteen years; or (3) on dates specified by the participant, in a lump sum or annually through installment payments over five, ten, or fifteen years. The participant’s distribution election regarding in-service payments will be subject to override upon the participant’s death with a lump sum payment. There will be a six month delay for commencement of a payment upon termination of employment to any “specified employee” as defined under Internal Revenue Code Section 409A.
The Compensation Committee is the administrator of the Deferral Plan.
There were no cash amounts paid to any named executive officer under the Deferral Plan for 2024.
Employee Stock Purchase Plan
In 2024, the Company offered Markel Group level employees, non-employee directors, and employees of business units that have opted-in, the opportunity to participate in the Company’s 2020 Employee Stock Purchase Plan (the 2020 Stock Purchase Plan). The plan includes a component that is intended to qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Qualified Plan Component), in addition to a component that does not qualify as an “employee stock purchase plan” under the Internal Revenue Code (the Non-Qualified Plan Component). The 2020 Stock Purchase Plan allows participants to purchase our Common Stock through payroll deductions or lump-sum payments, as applicable, at a discount (a 15% discount under the Qualified Plan Component and a 10% discount under the Non-Qualified Plan Component). As noted above, non-employee directors are only eligible to participate in the Non-Qualified Plan Component to the extent they elect to receive all or a portion of their annual retainer fee in shares of Common Stock.
Incentive Compensation
The Company’s incentive compensation program for executive officers generally consists of two elements — annual cash incentive compensation paid under the Executive Bonus Plan (the Non-Equity Incentive Plan) and RSUs issued under the Equity Incentive Compensation Plans (as defined below).
In May 2024, the Company’s shareholders approved the Company’s 2024 Equity Incentive Compensation Plan (the 2024 Equity Incentive Plan) to replace the Company’s 2016 Equity Incentive Compensation Plan (the 2016 Equity Incentive Plan, and together with the 2024 Equity Incentive Plan, the Equity Incentive Plans).
During 2023 and early 2024, the Compensation Committee conducted a fulsome review of the Company’s incentive compensation plan design. In an effort to further align executive officers’ incentives with the Company’s financial performance, the Compensation Committee approved two plan design changes.
First, the Compensation Committee replaced one of the two metrics used to evaluate Company performance. For the 2024 performance year, the five-year average of the Company’s operating income replaced the five-year compounded annual growth

(CAGR) in book value. No changes were made to the second metric used for the Company’s performance-based incentive compensation, the five-year compounded annual growth in the Company’s closing stock price.
Second, beginning in 2024, the Committee created a new long-term service award for executive officers that requires an additional five-year holding period after a three-year vesting period is satisfied.
Through its review and deliberations of plan design change considerations, the Compensation Committee concluded that the five-year average of the Company’s operating income will provide a better proxy to evaluate the Company’s performance than the five-year CAGR in the Company’s book value. The change relates to the continued development and growth of the Company’s three engine system, which has added strength and new streams of income in addition to our core balance sheet oriented business of insurance underwriting. With such continued expansion and diversity of operations, the Compensation Committee recognized that book value per share does not capture all of the economic value in the Company’s business. A growing portion of the Company’s operations are not recorded at fair value or otherwise captured in book value.
The addition of the new long-term service award further reinforces alignment between the executive officers and the Company’s goal of increasing shareholder value over the long-term and building an enduring enterprise.
As a result, beginning in 2024, equity awards for the executive officers under the Equity Incentive Plans included performance-based annual equity awards (each a Performance-Based Equity Award) and service-based annual equity awards (each a Service-Based Equity Award). For equity awards for the 2024 performance year, (i) 75% of the total equity award target was allocated to a Performance-Based Equity Award, and (ii) the remaining 25% of the total equity award target was allocated to a Service-Based Equity Award. Performance-Based Equity Awards and Service-Based Equity Awards are subject to three-year cliff vesting schedules. Service-Based Equity Awards also are subject to the additional five-year holding period.
All executive officers participated in the Non-Equity Incentive Plan and Equity Incentive Plans. Under the Equity Incentive Plans, executive officers were eligible to receive RSUs through Service-Based Equity Awards and through Performance-Based Equity Awards for 2024 performance.

Awards to the named executive officers under both the Equity Incentive Plan Performance-Based Equity Awards and the Non-Equity Incentive Plan for 2024 performance were subject to the achievement of pre-established performance goals approved by the Compensation Committee based on two equally weighted performance criteria: (1) the Company’s average operating income, and (2) the CAGR in the Company’s closing stock price (total shareholder return), both over the five-year period from 2020 to 2024.
The Company believes that the average operating income of the Company over five years provides a reasonable proxy for the performance of each of its three engines, and the target for operating income, which is set taking into consideration capital within the system, closely aligns with the overall financial goal of growing intrinsic value. For these reasons, in 2024, the Company used average operating income as a performance metric over a period of five years.

Use of the metrics of growth in total shareholder return and operating income is meant to acknowledge the participants’ role in formulating and implementing the long-term strategic direction and initiatives of the Company (including the allocation of capital) in consultation with the Board. For the 2024 performance year, the CAGR in total shareholder return was calculated using the Company’s closing Common Stock price on December 31, 2019, and comparing it to the Company’s closing Common Stock price on December 31, 2024.
The five-year performance period underscores the Company’s long-term perspective and incents and rewards long-term, rather than short-term, decision making and behavior and provides balance between line of sight for actions currently being taken and a long-term perspective in managing the Company’s operations. In addition, using a longer-term measurement period does not encourage the taking of excessive or unnecessary risks in order to earn incentive compensation. The Compensation Committee believes using such a performance period aligns management’s interests with those of shareholders who are interested in long-term value creation.
The named executive officers have the potential to receive a majority of their total compensation in the form of incentive compensation. Moreover, if the Company achieves excellent performance over a multi-year period, a substantial majority of their total compensation would be in the form of incentive compensation.
All incentive-based compensation received by the named executive officers is subject to the Markel Group Compensation Recovery Policy. See “Compensation Recovery Policy” below.

Non-Equity Incentive Plan — Cash Awards
The Non-Equity Incentive Plan was approved in May 2018 by the Board upon the recommendation of the Compensation Committee. The Non-Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards thereunder and to determine the type of award and its terms and conditions in accordance with the Non-Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive awards under the Non-Equity Incentive Plan.
As discussed above, the performance criteria for 2024 for the named executive officers were based on five-year average operating income and growth in total shareholder return. The table below under “Performance-Based Non-Equity Awards and Equity Awards — Performance Criteria” sets forth the performance criteria grid approved by the Compensation Committee for determining the performance modifiers to be used to calculate the cash awards payable for 2024 performance based on various levels of average operating income and growth in total shareholder return and shows the potential value of cash awards, expressed as a percentage of target potential.
The performance modifiers and the target potential for each named executive officer for the 2024 performance year were as set forth in the award table below under “2024 Incentive Awards.” The named executive officers receive the appropriate payment at the end of the performance period if, as applicable, the performance criteria and other terms and conditions of the award are met. Awards are payable in cash.
The Compensation Committee reserves sole discretion in the case of average operating income under $900,000,000 and growth in total shareholder return under 6% in determining if cash awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 40% of target potential, to be used to calculate such cash awards. The Compensation Committee also may approve, in its sole discretion, additional cash awards in the case of average operating income exceeding $3,391,000,000 or growth in total shareholder return equal to or exceeding 17% or other supplemental cash awards, including awards made outside of the Non-Equity Incentive Plan, under other special circumstances.
Equity Incentive Plan
The 2024 Equity Incentive Plan was approved by shareholders in May 2024 at the Company’s 2024 Annual Meeting of Shareholders. The 2024 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees who are executive officers to receive equity awards made thereunder and to determine the type of award and its terms and conditions in accordance with the 2024 Equity Incentive Plan. Executive officers of the Company who the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company are eligible to receive equity awards under the 2024 Equity Incentive Plan. The Compensation Committee has delegated to the Company’s CEO, Executive Vice President and Chief Operating Officer, and President, Markel Insurance, the authority to select eligible employees who are not executive officers to participate in the 2024 Equity Incentive Plan at set levels based on the employee’s position within the Company’s career framework for such employees. The Committee has further delegated authority to these persons to issue discretionary equity awards for newly hired and current employees up to a certain dollar amount.
Performance-Based Equity Awards
The performance criteria for 2024 for the named executive officers related to average operating income and growth in total shareholder return. In February 2024, the Compensation Committee approved Service-Based Equity Awards and target amounts for Performance-Based Equity Awards, payable in RSUs, for the named executive officers, as well as other members of management of the Company and its subsidiaries. The table below under “Performance-Based Non-Equity Awards and Performance-Based Equity Awards — Performance Criteria” sets forth the performance criteria grid approved by the Compensation Committee for determining the performance modifiers to be used to calculate the Performance-Based Equity Awards payable for 2024 performance based on various levels of average operating income and growth in total shareholder return and shows the potential value of equity awards, expressed as a percentage of target potential.
The performance modifiers and the target potential for each named executive officer for the 2024 performance year were as set forth in the award table below under “2024 Incentive Awards.” Equity awards are payable in RSUs. Each RSU represents the right to receive one share of Common Stock. After an RSU is granted, the RSU is subject to a vesting schedule, usually cliff vesting after a three-year period. Paying a substantial portion of incentive compensation in RSUs has the advantage of both increasing the named executive officers’ equity ownership in the Company (which is aligned with the Company’s emphasis on equity ownership by employees) and furnishing a retention incentive (i.e., the named executive officer must remain employed by the Company in order to be assured of vesting in the stock, subject to certain exceptions).

The Compensation Committee reserves sole discretion in the case of average operating income below $900,000,000 or growth in total shareholder return under 6% in determining if equity awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 40% of target potential, to be used to calculate such equity awards. The Compensation Committee also may approve, in its sole discretion, additional equity awards in the case of average operating income exceeding $3,391,000,000 or growth in total shareholder return equal to or exceeding 17% or other supplemental equity awards under other special circumstances.
Executive officers may elect to defer the issuance of Common Stock upon the vesting of RSU awards.
The 2024 Equity Incentive Plan does not allow for stock options or stock appreciation rights.
Service-Based Equity Awards
The Compensation Committee approved a new long-term service award for the Company’s executive officers for 2024 that requires an additional five-year holding period after a three-year vesting period is satisfied, to reinforce alignment between the Company’s leadership team and the goal of increasing shareholder value over the long-term and building an enduring enterprise. These Service-Based Equity Awards are not subject to a performance modifier.

2024 Incentive Awards
The five-year average operating income of the Company from January 1, 2020 through December 31, 2024 was $2,212.7 million and the five-year CAGR in the Company’s total shareholder return from January 1, 2020 through December 31, 2024, was 9%. Based on the performance grid set forth below under “Performance-Based Non-Equity Awards and Performance-Based Equity Awards — Performance Criteria,” the performance modifier used to determine awards for the named executive officers under the Non-Equity Incentive Plan and the 2024 Equity Incentive Plan Performance-Based Awards for 2024 performance was 105%, determined as follows: the performance modifier (expressed as a percentage of target potential) for each individual performance criteria (average operating income and total shareholder return) were added together and divided by two to arrive at the total award performance modifier (expressed as a percentage of target potential):

Performance Criteria	2024 Amount ($ in millions)	2024 Performance Modifier Expressed as a Percentage of Target Potential
5-Year Average Operating Income	$2,212.7	120%
5-Year CAGR in Total Shareholder Return	9%	90%
Total 2024 Performance Modifier:		(120+90)/2 = 105%
Cash awards, Performance-Based Equity Awards and Service-Based Equity Awards for the named executive officers for the 2024 performance year were as set forth below. Performance-Based Equity Awards were 75% of the total equity award target for executive officers, while 25% of the total equity award was allocated to Service-Based Equity Awards. Cash awards and Performance-Based Equity Awards were based on the 105% performance modifier. Service-Based Equity Awards were not subject to the performance modifier.

	2024 Incentive Compensation
	Target Potential Expressed as a Percentage of Base Salary*		Equity Award Allocation		Actual Awards Expressed as a Percentage of Base Salary (calculation below)*
Name	Cash Award	Equity Award	Performance- Based	Service- Based	Cash Payout	Equity Grant Performance-Based	Equity Grant Service- Based
Thomas S. Gayner	200%	550%	75%	25%	210%	433%	138%
					(105% x 200%)	(105% x 550% x 75%)	(550% x 25%)
Michael R. Heaton	150%	225%	75%	25%	158%	177%	56%
					(105% x 150%)	(105% x 225% x 75%)	(225% x 25%)
Jeremy A. Noble	150%	225%	75%	25%	158%	177%	56%
					(105% x 150%)	(105% x 225% x 75%)	(225% x 25%)
Richard R. Grinnan	100%	175%	75%	25%	105%	138%	44%
					(105% x 100%)	(105% x 175% x 75%)	(175% x 25%)
Brian J. Costanzo	100%	125%	75%	25%	105%	98%	31%
					(105% x 100%)	(105% x 125% x 75%)	(125% x 25%)

* For the 2024 performance year, in recognition of the value of their contributions and the importance of fairly and appropriately incenting them, as well as consideration of incentive compensation of the peer group, the Compensation Committee approved an increase in the target potential for equity awards: (i) for Mr. Gayner, from 500% to 550%; (ii) for each of Messrs. Heaton and Noble, from 200% to 225%; (iii) for Mr. Grinnan, from 150% to 175%; and (iv) for Mr. Costanzo, from 100% to 125%.

Retention Awards
For recruitment and retention purposes, grants of RSUs have been made from time to time as circumstances warrant. No retention awards were made in 2024 to any of the Company’s named executive officers.
Stock Ownership Guidelines
The Company places a strong emphasis on equity ownership by executive officers and other members of senior management. The Board has adopted stock ownership guidelines that require the CEO to acquire and maintain ownership of Common Stock with a value at least equal to five times base salary and other members of senior management to acquire and maintain ownership of Common Stock with a value at least equal to one to three times base salary, depending on position. RSUs subject to vesting requirements are counted as owned shares for purposes of the guidelines. Newly hired or newly promoted executives are expected to reach these minimum levels of ownership within five years. Our executive officers meet or exceed these guidelines, as applicable. See “Policy on Hedging and Pledging of Company Stock” above for information about the hedging and pledging policy applicable to the Company’s executive officers and directors.
Perquisites
The Company provides limited perquisites to its executive officers. In 2024, each of the named executive officers received less than $10,000 in perquisites and personal benefits.
Employment Agreements
The Company has entered into employment agreements with each of the named executive officers using a form of employment agreement approved by the Compensation Committee. Each agreement has an initial term to December 31, 2026, and automatically renews for additional one-year terms unless the Company or the executive gives 90 days’ notice of non-renewal.
Each of the employment agreements provides assurances to the Company with regard to the availability of the named executive officer’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the named executive officers to compete with the Company during their employment and after its termination. In return, the named executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “cause.” For this purpose, “cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company. Each agreement is subject to the Company’s incentive-based compensation recoupment/clawback policy.
In addition, each of the named executive officers is provided additional assurances following a change in control. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without cause or if they chose to terminate their employment for “good reason.” See “Potential Payments Upon Termination or Change in Control” for a

description of the benefits payable and for definitions of these terms. This additional “double trigger” protection has been provided to these executives because they are considered more vulnerable in a change in control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.
None of the employment agreements with the named executive officers include provisions for tax gross-ups, in respect of the “parachute payment” tax imposed by Section 280G of the Code or otherwise.
Tax and Accounting Treatment
Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that will be deductible for U.S. tax purposes by the Company with respect to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers (each a Covered Employee). In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years. The Tax Cuts and Jobs Act eliminated the exception for performance-based compensation to the Section 162(m) deduction limit, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to a Covered Employee in excess of $1,000,000 will not be deductible unless it qualifies for transition relief under the Tax Cuts and Jobs Act.
Compensation expense with respect to RSUs is fixed for accounting purposes based on the fair value of the award at the grant date, i.e., the date on which the Compensation Committee determines the number of RSUs to be awarded. The compensation expense is generally recognized over the period ending when the awards vest.
Compensation Recovery Policy
As required by NYSE listing standards, the Board adopted the Markel Group Compensation Recovery Policy, which became effective October 2, 2023. Under the policy, the Company must recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by covered officers, including the named executive officers, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A copy of the Compensation Recovery Policy has been filed as Exhibit 97 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Say on Pay and Say on Frequency Votes
Currently shareholders have the opportunity every year to cast a non-binding advisory vote to approve executive compensation (Say on Pay). At the 2024 Annual Meeting, more than 87% of the votes cast approved the Company’s executive compensation program. Shareholders also are asked at least once every six years to vote, on a non-binding advisory basis, on how often a Say on Pay vote should be held (Say on Frequency). At the 2023 Annual Meeting of Shareholders, more than 97% of the votes cast were in favor of holding future Say on Pay votes every year. The next Say on Pay vote will be held at the 2025 Annual Meeting. The next Say on Frequency vote is expected to occur in 2029.

EXECUTIVE COMPENSATION
As set forth in Item 402(a) of Regulation S-K, the named executive officers for which we are required to disclose certain compensation information in this Proxy Statement include:
•All individuals who served as the Company’s principal executive officer (PEO) at any time during 2024;
•All individuals who served as the Company’s principal financial officer (PFO) at any time during 2024; and
•The Company’s three most highly compensated executive officers, other than a PEO or PFO, who were serving as executive officers at the end of 2024.
Based on the foregoing, the named executive officers identified in this Proxy Statement include the following individuals:
•Thomas S. Gayner, who served as PEO of the Company during 2024;
•Brian J. Costanzo, who served as PFO of the Company during 2024;
•Michael R. Heaton, Jeremy A. Noble, and Richard R. Grinnan, the Company’s three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at the end of 2024. On March 14, 2025, Mr. Noble and the Company mutually agreed on a departure date of April 13, 2025. Mr. Noble ceased to serve as President, Insurance, effective March 14, 2025, and his separation from the Company gave rise to the entitlements under his previously disclosed employment agreement.

SUMMARY COMPENSATION TABLE
The following table provides compensation information for the Company’s PEO, PFO and other named executive officers for services in their capacities as such for 2024 and preceding years, as applicable.

Name and Principal Position[a]	Year	Salary	Bonus	Stock Awards[b]	Non-Equity Incentive Plan Compensation[c]	All Other Compensation[d]	Total Compensation
Thomas S. Gayner Chief Executive Officer	2024	$1,093,269	—	$6,277,084	$2,310,000	$57,534	$9,737,887
	2023	$1,050,000	—	$5,387,107	$1,575,000	$56,184	$8,068,291
	2022	$1,050,000	—	$2,100,000	$787,500	$53,934	$3,991,434
Michael R. Heaton Executive Vice President and Chief Operating Officer	2024	$809,615	—	$1,901,813	$1,283,625	$46,860	$4,041,913
	2023	$775,000	—	$1,661,990	$871,875	$45,510	$3,354,375
	2022	$639,904	—	$650,000	$325,000	$43,260	$1,658,164
Jeremy A. Noble President, Insurance	2024	$809,615	—	$1,901,813	$1,283,625	$46,860	$4,041,913
	2023	$775,000	—	$1,661,990	$871,875	$45,510	$3,354,375
	2022	$643,269	—	$650,000	$325,000	$43,260	$1,661,529
Richard R. Grinnan Senior Vice President, Chief Legal Officer and Secretary	2024	$617,308		$1,126,172	$651,000	$51,210	$2,445,690
	2023	$593,269	—	$1,025,186	$450,000	$49,860	$2,118,315
	2022	$543,269	—	$412,500	$275,000	$30,189	$1,260,958
Brian J. Costanzo Chief Financial Officer	2024	$500,000		$649,126	$525,000	$34,100	$1,708,226
	2023	$367,181	—	$175,973	$341,528	$31,256	$915,938

[a]
In accordance with applicable rules of the SEC, the Summary Compensation Table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees.

[b]
The amounts shown under “Stock Awards” include Performance-Based Equity Awards, Service-Based Equity Awards or RSUs awarded for recruitment or retention purposes from time to time as circumstances warrant. The amounts represent the fair value of the awards determined at the date of grant and recognized by the Company for financial reporting purposes under FASB ASC Topic 718, Compensation-Stock Compensation. The Performance-Based Equity Awards for the 2024 performance year were granted February 18, 2025.

[c]
The amounts shown under “Non-Equity Incentive Plan Compensation” are annual cash awards earned by the Company’s named executive officers under the Non-Equity Incentive Plan for the relevant performance years. The cash awards for the 2024 performance year were paid in March 2025. See “Grants of Plan-Based Awards” below for a discussion of these payments and to compare amounts actually paid out as reflected in the Summary Compensation Table with potential payouts at various performance levels.

[d]	The amounts shown under “All Other Compensation” for 2024 include the following:

Name	401(k) Plan[1]	Life Insurance Premiums	Matching Gifts [2]	Total All Other Compensation [3]
Thomas S. Gayner	$31,050	$11,484	$15,000	$57,534
Michael R. Heaton	$31,050	$810	$15,000	$46,860
Jeremy A. Noble	$31,050	$810	$15,000	$46,860
Richard R. Grinnan	$31,050	$5,160	$15,000	$51,210
Brian J. Costanzo	$31,050	$1,800	$1,250	$34,100

1	The amounts in this column represent the contributions made by the Company under the Company’s Retirement Savings (401(k)) Plan for each named executive officer.

2	The amounts in this column represent the charitable contributions made by the Company that matched contributions made by each named executive officer in 2024.

3
Each named executive officer received less than $10,000 in perquisites and personal benefits in 2024, and thus no amounts are included as permitted by applicable SEC rules. The named executive officers reimbursed the Company for the Company’s incremental cost related to any personal travel on aircraft chartered by the Company, and thus no amounts are included because there was no incremental cost to the Company. On occasion during 2024, if seating was available, certain of the named executive officers were accompanied by a spouse or significant other on business trips using an aircraft chartered by the Company, but no amounts are included because there was no incremental cost to the Company.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[a]			Estimated Possible Payouts Under Equity Incentive Plan Awards[b]			All Other Stock Awards: Number of Units	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas S. Gayner	2/20/2024					$1,512,500			$1,512,708[c]
	2/20/2024	$880,000	$2,200,000	$4,400,000	$1,815,000	$4,537,500	$9,075,000
	2/18/2025							2,542.641	$4,764,375
Michael R. Heaton	2/20/2024					$458,438			$457,736[c]
	2/20/2024	$489,000	$1,222,500	$2,445,000	$550,125	$1,375,313	$2,750,625
	2/18/2025							770.672	$1,444,078
Jeremy A. Noble	2/20/2024					$458,438			$457,736[c]
	2/20/2024	$489,000	$1,222,500	$2,445,000	$550,125	$1,375,313	$2,750,625
	2/18/2025							770.672	$1,444,078
Richard R. Grinnan	2/20/2024					$271,250			$271,735[c]
	2/20/2024	$248,000	$620,000	$1,240,000	$325,500	$813,750	$1,627,500
	2/18/2025							455.994	$854,437
Brian J. Costanzo	2/20/2024					$156,250			$156,938[c]
	2/20/2024	$200,000	$500,000	$1,000,000	$187,500	$468,750	$937,500
	2/18/2025							262.670	$492,188

[a]
For 2024, non-equity incentive plan awards for the named executive officers were subject to a cap of 200% of target potential, which is the amount shown under the “Maximum” column. The Compensation Committee reserves the right to reduce the maximum amount payable in its discretion. In addition, the Compensation Committee reserves sole discretion in the case of average operating income under $900,000,000 and growth in total shareholder return under 6% in determining if cash awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 40% of target potential, to be used to calculate such cash awards. The Compensation Committee also may approve, in its sole discretion, additional cash awards in the case of average operating income exceeding $3,391,000,000 or growth in total shareholder return equal to or exceeding 17% or other supplemental cash awards, including awards made outside of the Non-Equity Incentive Plan, under other special circumstances.

[b]
The number of RSUs awarded is determined by dividing the dollar amount by the fair market value of Common Stock on the date that the Compensation Committee certifies that the performance goals, if any, have been met, or on the date of such award if not subject to any performance goals. For 2024, Performance-Based Equity Awards for the named executive officers were subject to a cap of 200% of the Performance-Based Equity Award target potential, which is the amount shown under the “Maximum” column. The Compensation Committee reserves the right to reduce the maximum amount payable in its discretion. In addition, the Compensation Committee reserves sole discretion in the case of average operating income under $900,000,000 and growth in total shareholder return under 6% in determining if equity awards are merited and, if so, in determining the performance modifier(s), subject to a cap of 40% of the Performance-Based Equity Award target potential, to be used to calculate such equity awards. The Compensation Committee also may approve, in its sole discretion, additional equity awards in the case of average operating income exceeding $3,391,000,000 or growth in total shareholder return equal to or exceeding 17% or other supplemental equity awards under other special circumstances.

[c]	Amounts represent grant date fair value of RSUs received under Service-Based Equity Awards approved by the Compensation Committee on February 20, 2024.
Discussion
For 2024, the named executive officers received cash awards under the Non-Equity Incentive Plan and equity awards under the Equity Incentive Plans. The equity awards included Service-Based Equity Awards (25% of the total equity award target) and Performance-Based Equity Awards (75% of the total equity award target). When targets are set for performance-based Non-Equity Incentive Plan awards, potential awards are expressed as a percentage of target potential. When targets are set for Performance-Based Equity Awards, potential awards are expressed as a percentage of the Performance-Based Equity Award target potential. In the case of average operating income under $900,000,000 and growth in total shareholder return under 6%, the Compensation Committee reserves sole discretion in determining if cash or equity awards are merited and if so, in determining the performance modifier(s), subject to a cap of 40% of the Performance-Based Equity Award target potential, to be used to calculate such awards. The Compensation Committee also may approve, in its sole discretion, additional cash or equity awards in the case of average operating income exceeding $3,391,000,000 or growth in total shareholder return equal to or exceeding 17% or other supplemental cash or equity awards, including cash awards made outside of the Non-Equity Incentive Plan, under other special circumstances.
The table above shows all grants of cash and equity awards made under the Non-Equity Incentive Plan and the Equity Incentive Plans, respectively, for the 2024 performance year.
•For the equity awards with a grant date of February 20, 2024 on the first line for each named executive officer, the “Grant Date Fair Value of Stock Awards” column shows the fair value of the Service-Based Equity Awards actually made on that date. See “Service-Based Equity Awards” above for a description of these awards.
•For the equity awards with a grant date of February 18, 2025, (i) the “All Other Stock Awards” column represents the actual payout, approved by the Compensation Committee, and made in 2025 for 2024 performance and

(ii) the “Grant Date Fair Value of Stock Awards” column shows the fair value, for financial reporting purposes, of the Performance-Based Equity Awards actually made on that date for 2024 performance.
•Amounts shown in the “Non-Equity Incentive Plan Awards” and “Equity Incentive Plan Awards” columns (other than the Service-Based Equity Awards made February 20, 2024) for all named executive officers reflect potential payouts for 2024 performance for each named executive officer at threshold, target and maximum performance levels. To compare these potential payouts with amounts actually paid, see the discussion immediately below under “Performance-Based Non-Equity Awards and Performance-Based Equity Awards.”
Performance-Based Non-Equity Awards and Performance-Based Equity Awards
For 2024, all named executive officers were eligible to receive:
•Performance-based cash awards under the Company’s Non-Equity Incentive Plan, expressed as a percentage of target potential; and
•Performance-Based Equity Awards, payable in RSUs, expressed as a percentage of 75% of the total equity award target potential (see “2024 Incentive Awards” under “Compensation Discussion and Analysis — Incentive Compensation”). Each RSU represents the right to receive one share of Common Stock.
Performance Criteria
For all named executive officers, potential cash awards and potential Performance-Based Equity Awards were based on a two equally weighted performance criteria, average operating income of the Company and CAGR in total shareholder return, both over the five-year period from 2020 to 2024, as set forth in the grid below. The total award percentage was calculated by dividing the sum of the respective performance-criteria percentages by two.

Operating Income		Total Shareholder Return		Total Award
5-Year Average [a]	As a % of Target Potential	5-Year CAGR	As a % of Target Potential	As a % of Target Potential
Under $900 [b]	0 - 40%	Under 6% [b]	0 - 40%	0 - 40%
$900	40%	6%	40%	40%
$1,100	60%	7%	60%	60%
$1,300	80%	8%	80%	80%
$1,500	90%	9%	90%	90%
$1,700	100%	10%	100%	100%
$1,900	110%	11%	110%	110%
$2,100	120%	12%	120%	120%
$2,350	140%	13%	140%	140%
$2,600	160%	14%	160%	160%
$2,800	180%	15%	180%	180%
$3,050	200%	16%	200%	200%
Over $3,391 [c]	Discretionary	17% or more [c]	Discretionary	Discretionary

[a] Dollars in millions
[b] In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an award is merited based upon relevant facts and circumstances.
[c] In the case of performance in this range, the Compensation Committee, in its sole discretion, will determine if an additional award is merited based upon relevant facts and circumstances.

Performance Modifiers
As noted under “2024 Incentive Awards” under “Compensation Discussion and Analysis — Incentive Compensation” above: (a) the five-year average operating income from January 1, 2020 through December 31, 2024 was $2,212.7 million, and the five-year CAGR in total shareholder return from January 1, 2020 through December 31, 2024, was 9%; and (b) based on the performance grids set forth above, the performance modifiers used to determine cash awards under the Non-Equity Incentive Plan and Performance-Based Equity Awards for 2024 performance were as follows for all of the named executive officers:

Performance Criteria	2024 Amount ($ in millions)	2024 Performance Modifier Expressed as a Percentage of Target Potential
5-Year Average Operating Income	$2,212.7	120%
5-Year CAGR in Total Shareholder Return	9%	90%
Total 2024 Performance Modifier:		(120+90)/2 = 105%
2024 Awards
After taking into account the performance criteria and corresponding performance modifiers noted above, cash awards under the Non-Equity Incentive Plan and Performance-Based Equity Awards for the named executive officers for the 2024 performance year were as follows, based on a 105% performance modifier. Service-Based Equity Awards are also shown in the below table, but were not subject to a performance modifier.

	2024 Incentive Compensation
	Target Potential Expressed as a Percentage of Base Salary*		Equity Award Allocation		Actual Awards Expressed as a Percentage of Base Salary (calculation below)*
Name	Cash Award	Equity Award	Performance- Based	Service- Based	Cash Payout	Equity Grant Performance-Based	Equity Grant Service- Based
Thomas S. Gayner	200%	550%	75%	25%	210%	433%	138%
					(105% x 200%)	(105% x 550% x 75%)	(550% x 25%)
Michael R. Heaton	150%	225%	75%	25%	158%	177%	56%
					(105% x 150%)	(105% x 225% x 75%)	(225% x 25%)
Jeremy A. Noble	150%	225%	75%	25%	158%	177%	56%
					(105% x 150%)	(105% x 225% x 75%)	(225% x 25%)
Richard R. Grinnan	100%	175%	75%	25%	105%	138%	44%
					(105% x 100%)	(105% x 175% x 75%)	(175% x 25%)
Brian J. Costanzo	100%	125%	75%	25%	105%	98%	31%
					(105% x 100%)	(105% x 125% x 75%)	(125% x 25%)

* For the 2024 performance year, in recognition of the value of their contributions and the importance of fairly and appropriately incenting them, as well as consideration of incentive compensation of the peer group, the Compensation Committee approved an increase in the target potential for equity awards: (i) for Mr. Gayner, from 500% to 550%; (ii) for each of Messrs. Heaton and Noble, from 200% to 225%; (iii) for Mr. Grinnan, from 150% to 175%; and (iv) for Mr. Costanzo, from 100% to 125%.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested[a]		Market Value of Shares or Units of Stock That Have Not Vested[b]
Thomas S. Gayner	6,377	[c]	$11,008,169
Michael R. Heaton	1,965		$3,392,042
Jeremy A. Noble	1,965		$3,392,042
Richard R. Grinnan	1,216		$2,099,096
Brian J. Costanzo	285		$491,976

[a]	See table included under “Discussion” below for the applicable vesting schedules.
[b]	Values are based on the closing price of shares of Common Stock on December 31, 2024 ($1,726.23 per share).
[c]
Does not include 1,112 RSUs that have not been settled in shares to Mr. Gayner at December 31, 2024, but which pursuant to a retention award made in May 2010 have vested. These RSUs will be settled in shares following termination of employment. Violation of non-competition agreements contained in the award agreement may result in cancellation of the award, even after vesting.

Discussion
The stock awards reflected in the table above are RSUs granted under the Company’s Equity Incentive Plans that were outstanding at December 31, 2024 and were scheduled to vest as follows:

	RSUs Vesting
Name	December 2025	May 2026	December 2026	February 2027
Thomas S. Gayner	1,558	1,068	2,710	1,041
Michael R. Heaton	482	368	800	315
Jeremy A. Noble	482	368	800	315
Richard R. Grinnan	306	258	465	187
Brian J. Costanzo	54	29	94	108
In general, unvested RSUs held by an executive officer will be forfeited upon a separation from service before the vesting date. However, early vesting, in whole or in part, may occur upon an executive’s separation from service under certain circumstances, including: due to death, disability, military service or involuntary termination without cause; the executive having satisfied certain age and service requirements at the time of separation (only in the case of Performance-Based Equity Awards); following a change in control; or if the Compensation Committee determines the executive had an approved termination of employment. The shares generally will be issued on the date on which the separation occurs or such other date designated in the relevant award agreement (or as soon as administratively practicable thereafter).
However, in most cases, an executive’s RSU awards, and any payments received thereunder, may be subject to cancellation and/or repayment, as applicable, if the Compensation Committee determines that, during the executive’s employment or within a specified period thereafter: (i) the executive has violated certain non-competition or non-solicitation obligations; (ii) the executive’s employment has been terminated for cause; (iii) the executive has disclosed the terms of the awards in violation of confidentiality obligations; or (iv) the executive has engaged in conduct detrimental to the interests of the Company. In addition, all incentive-based compensation received by the named executive officers is subject to the Markel Group Compensation Recovery Policy (see “Compensation Recovery Policy” above).
Holders of RSUs are not entitled to receive dividends, if any, before vesting and issuance of the shares underlying the RSUs.

OPTION EXERCISES AND STOCK VESTED
RSUs vested for the named executive officers in the following amounts during the last fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting[a]		Value Realized on Vesting[b]
Thomas S. Gayner	—	[c]	—	[c]
Michael R. Heaton	434		$736,050
Jeremy A. Noble	—	[d]	—	[d]
Richard R. Grinnan	297		$522,435
Brian J. Costanzo	69		$121,374

a	Reflects shares receivable upon vesting of RSUs before payment of applicable withholding taxes.
b
Values are based on the closing price of shares of Common Stock on December 5, 2024 ($1,759.04 per share), except in respect of Mr. Heaton, in which case value is based on (i) the closing price of shares of Common Stock on February 16, 2024 ($1,461.50 per share) in respect of 92 shares, and (ii) the closing price of shares of Common Stock on December 5, 2024 ($1,759.04 per share) in respect of 342 shares.

c
RSUs vested for Mr. Gayner in December 2024. Mr. Gayner deferred receipt of the shares issuable in December 2024 in respect of the vested RSUs. Had receipt not been deferred, Mr. Gayner would have received 1,874 shares having fair market value of $3,296,441, subject to payment of applicable withholding taxes.

d
RSUs vested for Mr. Noble in December 2024. Mr. Noble deferred receipt of the shares issuable in December 2024 in respect of the vested RSUs. Had receipt not been deferred, Mr. Noble would have received 535 shares having fair market value of $941,086, subject to payment of applicable withholding taxes.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at December 31, 2024
Thomas S. Gayner[a]	$3,296,441	$4,468,557	($79,157)[b]	$37,566,217[c]
Jeremy A. Noble[d]	$941,086	$142,472	($22,868)[e]	$1,800,459_

a
Mr. Gayner has deferred receipt of shares issuable in respect to RSUs that vested in 2024 and prior years. The aggregate number of deferred shares at December 31, 2024 was 21,762 net of withholding taxes, which are valued based on the closing price of a share of Common Stock on December 31, 2024 ($1,726.23 per share). The deferred shares will be distributed based on Mr. Gayner’s elections.

b
Mr. Gayner deferred receipt of shares issuable in respect to RSUs that vested in December 2024, and the amount shown for Mr. Gayner in this column represents 45 shares withheld for withholding taxes. Value is based on the closing price of a share of Common Stock on the vesting date ($1,759.04 per share on December 5, 2024).

c
Includes 1,112 RSUs for Mr. Gayner that have not been settled in shares at December 31, 2024, but which pursuant to a retention award made in May 2010 have vested. The 1,112 RSUs will be settled in shares following termination of employment.

d
Mr. Noble has deferred receipt of shares issuable in respect to RSUs that vested in 2024. The number of deferred shares at December 31, 2024 was 1,043 net of withholding taxes, which are valued based on the closing price of a share of Common Stock on December 31, 2024 ($1,726.23 per share). The deferred shares will be distributed based on Mr. Noble’s elections.

e
Mr. Noble deferred receipt of shares issuable in respect to RSUs that vested in December 2024, and the amount shown for Mr. Noble in this column represents 13 shares withheld for withholding taxes. Value is based on the closing price of a share of Common Stock on the vesting date ($1,759.04 per share on December 5, 2024).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has entered into employment agreements with the named executive officers.
The employment agreements have initial terms to December 31, 2026, and are automatically renewed for additional terms of one year unless either party gives 90 days’ notice of non-renewal. If the Company chooses not to renew, the Company will be deemed to have terminated the executive’s employment without cause.
Under the employment agreements, each named executive officer will:
•receive annual base salary, subject to annual review;
•be eligible for an annual cash incentive bonus, subject to performance conditions approved by the Compensation Committee, having a target potential equal to a specified percentage of base salary;
•be eligible for an annual equity incentive award, subject to the approval of the Compensation Committee, having a target potential equal to a specified percentage of base salary and subject to performance conditions approved by the Compensation Committee; and
•be entitled to participate in the employee benefit plans and programs, including annual paid time off, generally available to other similarly situated senior executives of the Company.
The employment agreements require each executive to preserve the confidentiality of the Company’s confidential information, and, during the term of the agreement and for twelve months following the termination of employment, subject them to non-competition and non-solicitation restrictions.
The employment agreements also provide that:
•upon death or disability, the Company will continue to pay base salary for twelve months, and all outstanding granted equity awards will become fully vested, with any granted performance equity awards whose performance period has not yet been fully completed vesting at the target level;
•if employment is terminated by the Company for cause, then the Company’s obligations under the agreement will terminate;
•if the executive resigns or voluntarily leaves, except under the circumstances described below, the Company’s obligations under the agreement will terminate, subject to the terms of any applicable RSU or other equity award agreement; and
•if employment is terminated by the Company without cause, the executive voluntarily resigns by virtue of a material breach by the Company or the executive voluntarily resigns for a good reason that occurs within twelve months following a change in control, then, provided the executive complies with the confidentiality, non-competition and non-solicitation covenants in, and other applicable terms and conditions under, the agreement, (i) the Company will continue to pay his or her base salary commencing within 60 days after termination (or beginning six months after termination if certain provisions of Section 409A of the Internal Revenue Code of 1986, as amended, apply) and provide continued coverage under the Company’s group health plan for twenty-four months for Messrs. Gayner, Heaton and Noble, and for twelve months for Messrs. Grinnan and Costanzo, (ii) the executive will be entitled to a lump sum payment equal to the amount of his or her target annual cash incentive bonus, payable within 30 days following the first and second anniversaries of the termination date for Messrs. Gayner, Heaton and Noble, and following the first anniversary of the termination date for Messrs. Grinnan and Costanzo, and (iii) all outstanding granted equity awards held by the executive will become fully vested as of the termination date, with any granted performance equity awards whose performance period has not yet been fully completed vesting at the target level.

For these purposes:
•“Cause” includes neglect of duties; willful misconduct; conduct that may result in material injury to the reputation of the Company; active disloyalty; inability to maintain or obtain required regulatory approvals; or breach of obligations relating to confidential information, trade secrets or restrictions on competing with the Company.
•“Good reason” means a material decrease in base salary; a material reduction in duties or responsibilities; a material breach of the agreement by the Company; or a change by more than 50 miles in the location from which the executive is expected to perform his or her duties.
•“Change in control” means generally the liquidation or dissolution of the Company; the acquisition of 20% or more of the Company’s outstanding shares; a business combination involving the Company; or a change in a majority of the incumbent Board of the Company, in each case unless the owners of 50% or more of the Company’s outstanding voting securities before the transaction remain the owners of 50% or more of the outstanding voting securities of the Company or other resulting entity following a transaction.
On March 14, 2025, Mr. Noble and the Company mutually agreed on a departure date of April 13, 2025. Mr. Noble ceased to serve as President, Insurance, effective March 14, 2025, and his separation from the Company gave rise to the entitlements for a termination without cause under his employment agreement.
Cash Payments and Benefits
The estimated cash payments and benefits that would be provided upon termination under the various scenarios set forth above are quantified in the following table, assuming termination of employment took place on December 31, 2024. Upon a breach of applicable covenants in each employment agreement, including regarding competition or confidential information, the Company would not be obligated to continue making payments.

Name	Death or Disability	Termination for Cause or Voluntary Resignation	Termination without Cause	Termination for Good Reason After Change in Control[a]
Thomas S. Gayner
Payments	$1,100,000	—	$6,600,000	$6,600,000
Benefits			$33,471	$33,471
Michael R. Heaton
Payments	$815,000	—	$4,075,000	$4,075,000
Benefits			$48,349	$48,349
Jeremy A. Noble
Payments	$815,000	—	$4,075,000	$4,075,000
Benefits			$51,842	$51,842
Richard R. Grinnan
Payments	$620,000	—	$1,240,000	$1,240,000
Benefits			$24,855	$24,855
Brian J. Costanzo
Payments	$500,000	—	$1,000,000	$1,000,000
Benefits			$25,921	$25,921

[a] If Messrs. Gayner, Heaton, Noble, Grinnan, or Costanzo were terminated by the Company without cause following a change in control, they would receive cash payments and benefits as described in this column.

Equity Awards
In addition to the cash payments and benefits described under “Cash Payments and Benefits” above, under each executive’s employment agreement, upon death or disability or if employment is terminated by the Company without cause, the executive voluntarily resigns by virtue of a material breach by the Company or the executive voluntarily resigns for a good reason that occurs within twelve months following a change in control:
•All outstanding, unvested equity awards held by the named executive officer would become fully vested. As of December 31, 2024, Messrs. Gayner, Heaton, Noble, Grinnan and Costanzo had received RSUs that had not yet vested. See “Outstanding Equity Awards at Fiscal Year-End” above for a summary of outstanding RSUs, and the market value of those RSUs, at December 31, 2024; and
•All granted performance-based equity awards for such executive for which the performance period had not yet been fully completed would be deemed fully vested at 100% target potential. At December 31, 2024, that would have resulted in the issuance of additional shares of Common Stock worth the amounts set forth in the grid below.

Name	Value of Common Stock
Thomas S. Gayner	$4,537,500
Michael R. Heaton	$1,375,313
Jeremy A. Noble	$1,375,313
Richard R. Grinnan	$813,750
Brian J. Costanzo	$468,750
Equity Compensation Plan Information
The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (including Restricted Stock Units)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[a]
Equity Compensation Plans Approved by Shareholders	106,037	[b]	—	510,842
Equity Compensation Plans Not Approved by Shareholders	—		—	—
Total	106,037		—	510,842
a
This column includes, as of December 31, 2024, 284,049 shares available for grant under the 2024 Equity Incentive Plan and an aggregate 226,793 shares available for issuance or purchase on the open market under the 2020 Stock Purchase Plan, including 113,550 shares allocated to the Qualified Component of the 2020 Stock Purchase Plan and 113,243 shares allocated to the Non-Qualified Component of the 2020 Stock Purchase Plan.

b
The Company has no outstanding options, warrants or rights under the 2024 Equity Incentive Plan or the Company’s prior equity plans, including the 2016 Equity Incentive Plan, the Omnibus Incentive Plan and the 2012 Equity Incentive Compensation Plan. Amounts reported represent shares to be issued in respect of outstanding or vested RSUs under these plans, including 30,551 RSUs that have vested but with respect to which receipt of issued shares has been deferred. Since RSUs do not have an exercise price, they are not taken into account in the computation of the weighted average exercise price.

PAY VERSUS PERFORMANCE
As required and set forth by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation paid to our named executive officers and the financial performance of the Company.
Pay Versus Performance Table

					Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers[g,h]	Value of Initial Fixed $100 Investment based on:				Company-Selected Measure[l]
	Summary Compensation Table Total for:		Compensation Actually Paid to:[f]				Total Shareholder Return	Peer Group Total Shareholder Return[i]			5-Year Average Operating Income	5-Year CAGR in Total Shareholder Return[k]
Year	PEO or Co-PEO 1	Co-PEO 2	PEO or Co-PEO 1[h]	Co-PEO 2					Net Income (Loss)
2024[a]	$9,737,887	N/A	$11,917,117	N/A	$3,059,435	$3,490,644	$151.00	$219.19	$2,847,406,000		$2,212,688,600	9%
2023[b]	$8,068,291	N/A	$8,559,693	N/A	$2,469,487	$2,542,584	$124.21	$164.40	$2,101,090,000		$1,965,645,400	6%
2022[c]	$3,991,434	$3,981,772	$4,408,196	$4,398,534	$1,668,541	$1,763,178	$115.25	$144.76	($101,203,000)	[j]	$1,387,831,600	3%
2021[d]	$4,639,603	$4,630,441	$5,625,544	$5,616,382	$2,027,504	$2,324,107	$107.95	$125.88	$2,447,735,000	[j]	$1,449,820,000	6%
2020[e]	$4,183,420	$4,192,222	$3,712,379	$3,721,181	$1,893,420	$1,766,976	$90.39	$103.11	$831,767,000		$962,552,800	3%

a    The named executive officers for the 2024 fiscal year included Thomas S. Gayner, as PEO, and Michael R. Heaton, Jeremy A. Noble, Richard R. Grinnan and Brian J. Costanzo as the non-PEO named executive officers.
b    The named executive officers for the 2023 fiscal year included Thomas S. Gayner, as PEO, and Michael R. Heaton, Jeremy A. Noble, Richard R. Grinnan, Brian J. Costanzo and Teresa S. Gendron as the non-PEO named executive officers.
c    The named executive officers for the 2022 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Michael R. Heaton, Jeremy A. Noble, Robert C. Cox and Richard R. Grinnan as the non-PEO named executive officers.
d    The named executive officers for the 2021 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Michael R. Heaton, Jeremy A. Noble, Robert C. Cox and Bradley J. Kiscaden as the non-PEO named executive officers.
e    The named executive officers for the 2020 fiscal year included Thomas S. Gayner, as Co-PEO 1, and Richard R. Whitt, III, as Co-PEO 2, and Jeremy A. Noble, Robert C. Cox, Bradley J. Kiscaden and Richard R. Grinnan as the non-PEO named executive officers.
f    The amounts set out in these columns (i) represent the amounts of “compensation actually paid” to the PEO, or each Co-PEO, as computed in accordance with Item 402(v) of Regulation S-K, and (ii) do not reflect the actual amounts of compensation earned by or paid to the PEO, or each Co-PEO, during the applicable fiscal year.
g    The amounts set out in this column (i) represent the average amounts of “compensation actually paid” to the non-PEO named executed officers, as computed in accordance with Item 402(v) of Regulation S-K, and (ii) do not reflect the actual average amounts of compensation earned by or paid to the non-PEO named executive officers during the applicable fiscal year.
h    The amounts set out in the table below have been deducted from or added to the Total Compensation amounts reported in the Summary Compensation Table for 2024 for the PEO and non-PEO named executive officers to determine Compensation Actually Paid for 2024:

		Starting Amount:
			Deducted:	Added:	Added:	Added:	Adjusted Amount:
Year	Named Executive Officers	Summary Compensation Table Total	The grant date fair value of all stock awards granted in the applicable year, as reported in the Summary Compensation Table	The fair value as of the end of the covered fiscal year of all stock awards granted during the covered fiscal year that were outstanding and unvested as of the end of the covered fiscal year
The change (positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year

The change (positive or negative) as of the vesting date (from the end of the prior fiscal year) in fair value of any stock awards granted in any prior fiscal year for which all vesting conditions were satisfied at the end of or during the covered fiscal year
							Compensation Actually Paid
2024	PEO	$9,737,887	$6,277,084	$6,186,189	$1,634,577	$635,548	$11,917,117
	Non-PEO NEOs*	$3,059,435	$1,394,731	$1,374,514	$345,081	$106,345	$3,490,644
	* As an average.
i    Dow Jones U.S. Property & Casualty Insurance Companies Index.
j    Amounts are as disclosed in the Pay Versus Performance Table in the Company’s 2023 Proxy Statement. Due to a restatement as a result of the required adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2018-12, Financial Services—Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts effective January 1, 2023, net income for 2022 and 2021 has been restated to $(103,357,000) and $2,445,867,000, respectively.
k    The term CAGR means compound annual growth rate.
l    These Company-selected financial performance measures represent the most important financial performance measures used by the Company and were weighted equally to link compensation actually paid to the Company’s named executed officers, for the most recently completed fiscal year, to the Company’s performance.

Relationship between Performance Measures and Compensation Actually Paid
The following graphs represent the relationship between “compensation actually paid,” as reflected in the Pay Versus Performance Table, to the Company’s PEO, or each Co-PEO, as applicable, and other named executive officers (expressed as an average) and the performance measures included in the Pay Versus Performance Table (Total Shareholder Return, Peer Group Total Shareholder Return, Net Income, 5-Year Average Operating Income and 5-Year CAGR in Total Shareholder Return).

Relationship Between Pay and Performance
$12
$9
$6
$3
$—
Millions
$250.00
$200.00
$150.00
$100.00
$50.00
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO, or each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
Total Shareholder Return ($)
Peer Group Total Shareholder Return ($)

Relationship Between Pay and Performance
Millions
$12
$9
$6
$3
$—
Billions
$3.0
$2.0
$1.0
$—
$(1.0)
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO, or each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
Net Income ($ in billions)

Relationship Between Pay and Performance
$12
$9
$6
$3
$—
Millions
$2.5
$2.0
$1.5
$1.0
$0.5
Billions
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO, and each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
5-Year Average Operating Income ($ in billions)

Relationship Between Pay and Performance
Millions
$12
$9
$6
$3
$—
12%
9%
6%
3%
—%
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO, and each Co-PEO, as applicable ($ in millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ in millions)
5-Year CAGR in Total Shareholder Return (%)

Most Important Financial Performance Measures Table
The following table lists the two most important financial performance measures used by the Company to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to Company performance.

Most Important Financial Performance Measures Used by the Company to Link Compensation Actually Paid to Company’s Performance

5-year average of the Company’s operating income
5-year CAGR in the Company’s total shareholder return

See “Compensation Discussion and Analysis – Incentive Compensation” for additional discussion of the relationship between these financial performance measures and compensation paid to the Company’s named executive officers for the most recently completed fiscal year.

PAY RATIO
As required and set forth by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K (the Pay Ratio Rule), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our PEO during 2024.
For 2024, our last completed fiscal year:
•the annual total compensation of our median employee, an employee within one of our Markel Ventures businesses, was $83,894; and
•the annual total compensation of our PEO was $9,763,151.
Based on this information, for 2024, the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee was 116.4 to 1.
To determine the annual total compensation of our median employee and our PEO, we used the following methodology and material assumptions, adjustments and estimates:
1.We determined that, as of October 1, 2024, our employee population, excluding our PEO, consisted of approximately 20,950 individuals working at our consolidated subsidiaries as of such date, of which approximately 17,994 were U.S. employees and approximately 2,956 were non-U.S. employees. This population consisted of full-time, part-time, temporary and seasonal employees employed on that date. Of the total employee population, 5,426 or 26% of individuals were employed by our insurance businesses, while 15,480 or 74% of individuals were employed by other subsidiaries in varying lines of business. Markel Group holding company employees accounted for 44 employees, or less than 1% of the total employee population. As permitted under the Pay Ratio Rule, the employee population for determining our median employee in 2024 did not include approximately 864 employees of Valor Environmental, which we acquired in a transaction that closed in June 2024.

2.We selected October 1, 2024, which was the earliest date in 2024 permitted under the Pay Ratio Rule, as the determination date for identifying the median employee to allow sufficient time to identify the median employee given the global scope of our operations. This approach is consistent with the approach we have taken in prior years.
3.Our employee population for determining the median employee, after taking into consideration certain adjustments allowed by the Pay Ratio Rule, consisted of approximately 20,241 individuals in the United States, United Kingdom, Dominican Republic and Canada. As permitted under the Pay Ratio Rule, we excluded 709 non-U.S. employees from the determination of the median employee to reduce the number of jurisdictions and separate payrolls, and thus the significant time and effort, involved in identifying the median employee. The number and jurisdictions of the excluded non-U.S. employees were as follows: 210 in the Netherlands, 92 in Bermuda, 92 in China, 88 in Germany, 61 in Spain, 43 in Singapore, 28 in India, 18 in France, 17 in the United Arab Emirates, 16 in Ireland, 13 in Australia, 11 in Mexico, 10 in Hong Kong, 3 in Malaysia, 3 in Switzerland, 2 in Lebanon, 1 in Italy, and 1 in the Philippines.
4.To identify the median employee from our employee population as of October 1, 2024, we consistently compared the amount of compensation for all our employees (excluding our PEO) included in the calculation as reflected in our payroll records for the period from January 1 to the payroll end date closest to September 30, 2024 using the equivalent of Medicare taxable wages as reported in IRS Form W-2. For our employees who were paid in a currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rates at October 1, 2024.
5.For purposes of determining annual total compensation for 2024 for our median employee and our PEO, we used the same method used to determine the respective amounts reported for our PEO in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement, plus compensation under non-discriminatory benefit plans. For our PEO, this included $25,264 in compensation under non-discriminatory benefit plans not reflected in the Summary Compensation Table.
The median employee’s annual total compensation is not indicative of any other individual or group of employees of Markel Group. The unique structure of our business and the varying industries and geographies of our subsidiaries result in differing pay scales across our companies.

OTHER MATTERS
The Board knows of no other matters that will be brought before the 2025 Annual Meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Business Proposals for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Shareholders (Rule 14a-8)
Any shareholder desiring to make a proposal to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2026 Annual Meeting of Shareholders (the 2026 Annual Meeting) must deliver the proposal to the Company at its principal executive offices in Glen Allen, Virginia, no later than December 4, 2025, unless the date of the 2026 Annual Meeting is changed by more than 30 days from May 21, 2026, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2026 Annual Meeting. Any such proposal must meet the applicable requirements specified in Rule 14a-8 of the Exchange Act.
Director Nominees for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Shareholders (Proxy Access)
The Company’s Bylaws permit any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of the Company’s Common Stock continuously for at least three years, to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors in office as of the last day on which notice of such nomination(s) may be given) in the Company’s proxy materials for the 2026 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to nominate and include director nominees in the Company’s proxy materials for the 2026 Annual Meeting must give notice in writing of the proposed nomination(s), along with certain nomination materials, to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than November 4, 2025, and not later than December 4, 2025. The notice, nominee(s) and accompanying nomination materials must satisfy the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, ir.mklgroup.com/investor-relations/governance.
Other Business Proposals or Director Nominees for Consideration at the 2026 Annual Meeting of Shareholders
Under the Company’s Bylaws, any shareholder wishing to make a proposal or nominate a director at the 2026 Annual Meeting (other than a proposal or nomination of a director to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act or the Company’s proxy access bylaw, respectively) must give notice in writing of the proposal or nomination to the Secretary of the Company, by registered or certified United States mail, at the principal executive offices of the Company in Glen Allen, Virginia, not earlier than January 21, 2026, and not later than February 20, 2026, unless the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after May 21, 2026, in which case the notice must be given not earlier than the 120th day prior to the date of the 2026 Annual Meeting and not later than the 90th day prior to the date of the 2026 Annual Meeting or the 10th day following the date on which the Company first publicly announces the date of the 2026 Annual Meeting, whichever is later. The notice must satisfy the requirements set forth in the Company’s Bylaws, which are publicly available on the Company’s website, ir.mklgroup.com/investor-relations/governance.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of any director nominee other than the Company’s nominees for consideration at the 2026 Annual Meeting must provide to the Company a notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 22, 2026, unless the date of the 2026 Annual Meeting is more than 30 days before or after May 21, 2026, in which case the notice must be given no later 60 days prior to the date of the 2026 Annual Meeting or the 10th day following the date on which the Company first publicly announces the date of the 2026 Annual Meeting, whichever is later.
Any matter or nomination proposed to be brought before the 2026 Annual Meeting other than in compliance with these procedures and the Company’s Bylaws may be ruled out of order by the chair of the meeting.

By Order of the Board of Directors

Richard R. Grinnan, Secretary
April 3, 2025

MARKEL GROUP

MARKEL GROUP INC.
ATTN: SARAH MIKOWSKI
4521 HIGHWOODS PARKWAY
GLEN ALLEN, VA 23060

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials. Vote by 11:59 P.M. ET on May 20, 2025. Have the control number that is printed in the box marked by the arrow available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 20, 2025. Have the control number that is printed in the box marked by the arrow available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE DURING THE MEETING
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67197-P20410-Z88738

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKEL GROUP INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of directors.

Nominees:	For	Against	Abstain
1a. Mark M. Besca	☐	☐	☐
1b. Lawrence A. Cunningham	☐	☐	☐
1c. Thomas S. Gayner	☐	☐	☐
1d. Greta J. Harris	☐	☐	☐
1e. Morgan E. Housel	☐	☐	☐
1f. Diane Leopold	☐	☐	☐
1g. Steven A. Markel	☐	☐	☐
1h. Jonathan E. Michael	☐	☐	☐
1i. Harold L. Morrison, Jr.	☐	☐	☐
1j. Michael O'Reilly	☐	☐	☐
1k. A. Lynne Puckett	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Advisory vote on approval of executive compensation.	☐	☐	☐
3. Ratification of the selection of KPMG LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 4 and 5.	For	Against	Abstain
4. Shareholder proposal for a report on the Company's greenhouse gas emissions.	☐	☐	☐
5. Shareholder proposal for simple majority vote.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V67198-P20410-Z88738

MARKEL GROUP INC.
2025 Annual Meeting of Shareholders
May 21, 2025 2:00 PM ET
This proxy is solicited by the Board of Directors

In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting. The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 3, 2025, hereby appoints Thomas S. Gayner, Michael R. Heaton and Richard R. Grinnan (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote all the shares of Common Stock of Markel Group Inc. held of record by the undersigned on March 13, 2025, at the Annual Meeting of Shareholders to be held on May 21, 2025, at University of Richmond's Robins Center, 365 College Road, Richmond, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. WHERE NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 AND 5.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Please complete, sign and date on the reverse side.)